                                                                     Exhibit 3.5

                                 North Carolina

                      Department of the Secretary of State
--------------------------------------------------------------------------------

                            CERTIFICATE OF EXISTENCE

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify that

                             PCA INTERNATIONAL, INC.

is a corporation duly incorporated under the laws of the State of North Carolina, having been incorporated on the 12th day of May, 1967, with its period of duration being Perpetual.

     I FURTHER certify that, as of the date set forth hereunder, the said corporation's articles of incorporation are not suspended for failure to comply with the Revenue Act of the State of North Carolina; that the said corporation is not administratively dissolved for failure to comply with the provisions of the North Carolina Business Corporation Act; that its most recent annual report required by N.C.G.S. 55-16-22 has been delivered to the Secretary of State; and that the said corporation has not filed articles of dissolution as of the date of this certificate.


                                                  IN WITNESS WHEREOF, I have
                                                  hereunto set my hand and
                                                  affixed my official seal at
                                                  the City of Raleigh, this
                                                  19th day of April, 2002.

                                                  /s/ Elaine F. Marshall
                                                  ------------------------------
                                                  Secretary of State

                                 North Carolina

                      Department of the Secretary of State
--------------------------------------------------------------------------------

                  To all whom these presents shall come, Greetings:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of



                             ARTICLES OF RESTATEMENT

                                       OF

                             PCA INTERNATIONAL, INC.





the original of which is now on file and a matter of record in this office.





                                                     IN WITNESS WHEREOF, I have
                                                     hereunto set my hand and
                                                     affixed my official seal at
                                                     the City of Raleigh, this
                                                     19th day of April, 2002.

                                                     /s/ Elaine F. Marshall
                                                     ---------------------------
                                                     Secretary of State

                                RESTATED CHARTER

                                       OF

                             PCA INTERNATIONAL, INC.

     The undersigned corporation, pursuant to action by its shareholders, hereby executes the Restated Charter for the purpose integrating into one document its original Articles of Incorporation and all Amendments thereto:

     1.   The name of the corporation is PCA International, Inc.

     2.   The period of duration of the corporation is perpetual.

     3. The purposes for which the corporation is organized are: to engage for profit in the business of commercial and portrait photography including without limitation photography and finishing, amateur photofinishing, school photography and promotional photography; to engage for profit in the business of printing, photography and all related operations in the field of graphic art; and to engage in any other lawful business for profit.

     4. The total authorized capital of the corporation is TWENTY-FOUR MILLION FIVE HUNDRED FIFTY-EIGHT THOUSAND THREE HUNDRED TWENTY AND NO/100 ($24,558,320.00) DOLLARS divided into twenty million (20,000,000) shares of common stock having a par value of Twenty ($ .20) Cents per share, sixty-nine thousand seven hundred ninety (69,790) shares of preferred stock of a par value of Eight and No/100 ($8.00) Dollars per share, and two million (2,000,000) shares of preferred stock of a par value of Ten and No/100 ($10.00) Dollars per share.

     The description of the said stock and the designations, preferences and voting rights of the classes of such stock of the corporation and the restrictions and qualifications thereof are as follows:

                                       A.

                        Preferred Stock (par value $8.00)

     (1) Issue. All or any part of the preferred stock may be issued by the corporation from time to time, as may be determined by the Board of Directors as provided by law.

     (2) Dividends. Before any dividends on the common stock of the corporation shall be paid, or declared or set apart for payment, the holders of preferred stock shall be entitled to receive cumulative dividends, when and as declared by the Board of Directors, at the rate of 8% per share per annum, and no more, payable quarterly on the first day of each of the months of January, April, July and October of each year. Such dividends shall commence to accrue and be cumulative from and after the date upon which such shares are issued.

     (3) Redemptions. The corporation may at any time, at the option of the Board of Directors, redeem the whole or any part of the preferred stock at the time outstanding, upon notice duly mailed as hereinafter provided, by paying or providing for the payment in cash of the redemption price for such shares plus an amount equal to dividends accrued and unpaid to the date of redemption; provided, however that any such redemption shall be approved by a majority of the disinterested directors. For purposes of the preceding sentence, disinterested directors are those directors who do not own, directly or indirectly, any Interest In the preferred stock. The redemption price shall be Eight Dollars ($8.00) per share. Not less than thirty days previous notice of every such redemption of the preferred stock shall be mailed to the holders of record of the shares to be redeemed at their last known address as shown on the records of the corporation.

     In case of the redemption of a part only of any shares of the preferred stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot or not pro rata or not by lot or in such other manner as the Board of Directors of the corporation from time to time may determine. The Board of Directors of the corporation shall have full power and authority to effect the redemption of, to prescribe the manner in which, and, subject to the provisions and limitations herein contained, the terms and conditions upon which such stock shall be redeemed from time to time.

     If, after notice of redemption of any such preferred stock shall have been duly mailed as hereinabove provided or irrevocable authorization and direction for such mailing shall have been given to the bank or trust company hereinafter mentioned, and if on or before the redemption date designated in such notice the corporation shall deposit in trust with any bank or trust company named in such notice, to be applied to the redemption of the preferred stock so called for redemption, funds sufficient to redeem such stock upon the date specified in the notice of redemption, then from and after the time of such deposit all shares of such preferred stock for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except the right to receive the redemption price so deposited (without interest) which price shall include dividends accrued and unpaid to the date of such deposit. Any funds deposited and unclaimed at the end of five years from the date fixed for redemption shall be repaid to the corporation free of trust, and such holders of such preferred stock so called for redemption as shall not have received the redemption price prior to the expiration of such five years shall be deemed to be unsecured creditors of the corporation for the redemption price of their shares and shall look only to the corporation for payment thereof without interest. Shares redeemed pursuant to this paragraph of
Article 4 shall be retired and not reissued.

     Whenever used herein with reference to the shares of the preferred stock the term "redemption price" shall mean the sum of the par value and all dividends accrued and unpaid thereon to the date of redemption; and the term "dividends accrued" shall mean an amount computed at the annual dividend rate from the date or dates on which dividends on such shares, less the aggregate of the dividends theretofore or on such date paid thereon.

     (4) Dividend Restrictions; Shareholders' Consent. So long as any preferred stock shall be outstanding the corporation shall not (a) pay or declare any dividend whatsoever, whether in cash, stock or otherwise, or make any distribution in respect of the common stock of the corporation, or purchase, redeem or otherwise acquire any common stock, or set any funds apart for such purposes, unless all dividends accrued and unpaid with respect to the preferred stock shall have been paid or funds for the payment thereof irrevocably set aside in trust; or (b) without the affirmative vote of the holders of at least: a majority in interest of the preferred stock then outstanding, amend, alter, or repeal any of the provisions of the preferred stock so as to affect adversely the preferences, rights, or powers of preferred stock.

     (5) Voting. At all times each holder of shares of the preferred stock of the corporation shall be entitled to one vote for each such share standing in the name of such holder on the books of the corporation.

     (6) Conversion. Each share of preferred stock shall be convertible, at the option of the holder thereof, at any time after the last day of the sixtieth month next; succeeding the date of issue of such share upon surrender to the corporation of the certificates for the shares to be converted, into fully paid and nonassessable common stock of the corporation, at the rate of one share for each share of preferred stock; provided that, in the case of the call for redemption of any shares of preferred stock, such right of conversion shall terminate as to the shares called for redemption at the close of business on the date fixed for redemption. The conversion rate shall be subject to adjustment from time to time, so as to preserve to the holders of the preferred stock their conversion rights substantially without diminution, by taking into account any and all increases or decreases in the number of outstanding shares of common stock which may occur after the date of issue of any share of preferred stock resulting from a combination of stock, a stock split, stock dividend or any other issue of common stock without consideration. The corporation shall at all times reserve and keep available out of its authorized but unissued common stock the full number of shares of common stock deliverable upon the conversion of all preferred stock from time to time outstanding.

     (7) Assets. In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the corporation the holders of the preferred stock shall be entitled to receive Eight Dollars ($8.00) per share plus the amount of any accrued and unpaid dividends. In the event of either an involuntary or voluntary liquidation, dissolution or winding up of the affairs of the corporation, the amounts payable to the holders of the preferred stock under the foregoing provisions shall be paid in full before any payment or any distribution of assets whatsoever is made to or set aside for the holders of common stock of the corporation.

     (8) Preemptive Right. No holder of shares of preferred stock, as such, shall have any preemptive right to subscribe for shares, obligations, warrants, or other securities of the corporation of any class, whether now or hereafter authorized.

                                       B.

                       Preferred Stock (par value $10.00)

     (1) Issuance in Series. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more series of preferred stock, with such distinctive serial designations as shall be stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of such stock. In the resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix:

     (a) The annual dividend rate for such series, the dividend payment date and the date from which dividends shall be cumulative on all shares of such series issued prior to the record date for the first dividend;

     (b) The redemption price or prices for such series

     (c) (1) the obligation, if any, of the corporation to purchase and retire or redeem shares of such series from a sinking fund; (2) the provisions of such sinking fund; and (3) the redemption price or prices for shares of such series redeemed pursuant to sinking fund provisions, if shares so redeemed are to be redeemable at a price or prices other than the redemption price or prices for shares not so redeemed;

     (d) The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the corporation and the terms and conditions of such conversions;

     (e) The rights and preferences of such series with respect to the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

     (f) The voting rights, if any, of such series;

     (g) The maximum number of shares of such series issuable; and

     (h) Any other preferences, limitations and relative rights which are not inconsistent with this Article IV.

     In fixing the relative rights and preferences of each series of preferred stock, the Board of Directors shall insure that all shares of this class will be identical except as to the following relative rights and preferences, as to which there may be variations between different series within this class:

     1. The rate of dividend.

     2. The price at and the terms and conditions on which shares may be redeemed.

     3. The amount payable upon shares in the event of involuntary or voluntary liquidation.

     4. Sinking fund provisions for the redemption or purchase of shares.

     5. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

     (2) Preemptive Rights. No holder of shares of preferred stock as such shall have any preemptive rights to subscribe to shares, obligations, warrants, or other securities of the corporation of any class, whether now or hereafter authorized.

     (3) Statement of Classification of Shares. If and whenever, from time to time, the Board of Directors shall determine to issue cumulative preferred stock of any series not then established, it shall, prior to the issue of any shares of such new series, cause provisions respecting such series to be set out in a Statement of Classification of Shares filed with the Secretary of State of the State of North Carolina. The Board of Directors, in any such Statement of Classification of Shares, may reclassify any of the authorized but unissued shares of any particular series as shares, or additional shares, of any other series or, unless otherwise provided in the Statement of Classification of Shares establishing any particular series, increase the maximum number of shares theretofore established for the particular series to any greater number than authorized by the Statement of Classification of Shares for that particular series.

     (4) Shareholders' Consent. So long as any preferred stock shall be outstanding, the corporation shall not (a) pay or declare any dividend whatsoever, whether in cash, stock or otherwise, or make any distribution in respect of the common stock of the corporation, or purchase, redeem or otherwise acquire any common stock, or set any funds apart for such purposes, unless all dividends accrued and unpaid with respect to the preferred stock shall have been paid or funds for the payment thereof irrevocably set aside in trust; or (b) without the affirmative vote of the holders of at least a majority in interest of the preferred stock then outstanding, amend, alter, or repeal any of the provisions of the preferred stock so as to affect adversely the preferences, rights, or powers of the preferred stock.

     (5) So long as any part of the preferred stock, par value $8.00, described in Article IV A hereinabove, is outstanding, such stock shall be superior to, and have priority over the preferred stock, par value $10.00, with respect to relative rights, preferences and privileges.

                                       C.

                                  Common Stock

     (1) Voting. At all times each holder of shares of common stock of the corporation shall be entitled to one vote for each such share standing in the name of such holder on the books of the corporation.

     (2) Dividends and Assets. In the matter of dividends and assets, the rights of the common stock shall be junior to the rights of the classes of preferred stock as hereinabove provided.

     (3) General Rights. In addition to the foregoing rights regarding voting and dividends and assets the holders of the common stock of the corporation shall have all rights and privileges of the shareholders of the corporation except such rights, preferences and privileges as are expressly granted to the holders of the preferred stock of the corporation in accordance with the foregoing provisions and such rights as are accorded to the holders of the preferred stock by law which cannot by the terms hereof be waived.

     (4) Preemptive Rights. No holder of shares of common stock as such shall have any preemptive rights to subscribe to shares, obligations, warrants or other securities of the corporation of any class, whether now or hereafter authorized.

     5. The stated capital of the corporation is SEVEN HUNDRED EIGHTEEN THOUSAND THREE HUNDRED FORTY AND 20/100 ($718, 340.20) DOLLARS.

     6. The address of the registered agent of the corporation in the State of North Carolina is 111 Corcoran Street, Durham, Durham County, North Carolina, 27702; and the name of the registered agent of the corporation at such address is C T Corporation."

     7. This Restated Charter was adopted by the shareholders of the corporation on the 22nd day of June, 1976, in the manner prescribed by law for adopting a charter amendment; and it supercedes the original Articles of Incorporation and all Amendments thereto.

     8. The number of shares of the corporation outstanding at the time of such adoption was 865,327; and the number of shares entitled to vote thereon was 865,327.

     9. The number of shares voted for such statement was 856,908 and the number of shares voted against such statement was 0.

     10. Such adoption does not give rise to dissenter's rights for the reason that the only effect of this Restated Charter is to set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended.

     IN TESTIMONY WHEREOF, this Restatement has been executed by the President and Secretary of the corporation this 23 day of June, 1976.

                                            PCA INTERNATIONAL, INC.


                                            By: /s/ Stuart C. Davis
                                               ---------------------------------
                                                          President

ATTEST:

/s/ Clinton L. Byrnes
------------------------------
         Secretary

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

     STUART C. DAVIS and CLINTON L. BYRNES, being first duly sworn, depose and say that they signed the foregoing Restated Charter as President and Secretary, respectively, of the corporation; that the statements contained therein are true, and that they are authorized so to sign.

                                     /s/ Stuart C. Davis
                                     -------------------------------------------
                                     Stuart C. Davis

                                     /s/ Clinton L. Byrnes
                                     -------------------------------------------
                                     Clinton L. Byrnes

     SWORN TO AND SUBSCRIBED BEFORE ME, this 23 day of June, 1976.

                                     Illegible Signature
                                     -------------------------------------------
                                                    Notary Public

My commission expires:
My Commission Expires June 25, 1980

                                 North Carolina

                      Department of the Secretary of State

-------------------------------------------------------------------------------

                  To all whom these presents shall come, Greetings:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

                              ARTICLES OF AMENDMENT

                                       OF

                             PCA INTERNATIONAL, INC.


the original of which is now on file and a matter of record in this office.



                                        IN WITNESS WHEREOF, I have
                                        hereunto set my hand and
                                        affixed my official seal at
                                        the City of Raleigh, this
                                        19th day of April, 2002.


                                        /s/ Elaine F. Marshall
                                        --------------------------------------
                                        Secretary of State

                              ARTICLES OF AMENDMENT

                           TO THE RESTATED CHARTER OF

                             PCA INTERNATIONAL, INC.

     The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its restated charter:

     1. The name of the corporation is: PCA INTERNATIONAL, INC.

     2. The following amendment to the charter of the corporation was adopted by its shareholders on the sixth day of December, 1982, in the manner prescribed by law:

     RESOLVED, that Article 4(D) shall be added to the Restated Charter of the corporation and shall hereafter read as follows:

                                       D.
                               VOTING REQUIREMENTS
                            IN CERTAIN CIRCUMSTANCES

          (1) The affirmative vote of not less than 85% of the outstanding shares of the corporation then entitled to vote shall be required, except as expressly provided in paragraph (2) of this Article 4(D), in order for any of the following actions or transactions to be effected by the corporation, or approved by the corporation as a stockholder of any subsidiary of the corporation, if, as of the record date for the determination of the stockholders to vote thereon or consent thereto, any Prior Holder (as hereinafter defined) owns or controls, directly or indirectly, 20% or more of the outstanding shares of the corporation entitled to vote:

               (a) any merger or consolidation of the corporation or any of its subsidiaries with or into such Prior Holder or any of its affiliates, subsidiaries or associates, or any merger or consolidation of the corporation with or into any subsidiary of the corporation;

               (b) any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation or any of its subsidiaries to or with such Prior Holder or any of its affiliates, subsidiaries or associates;

               (c) any issuance or delivery of any voting securities of the corporation or any of its subsidiaries to such Prior Holder or any of its affiliates, subsidiaries or associates in exchange for cash, other assets or securities, or a combination thereof; or

               (d) any dissolution of the corporation.

          (2) The vote of stockholders specified in paragraph (1) of this
     Article 4(D) shall not apply to any action or transaction described in such paragraph, if

               (a) the Board of Directors of the corporation shall have approved the action or transaction before direct or indirect ownership or control of 20% or more of the outstanding shares of stock of the corporation entitled to vote is acquired by the Prior Holder; or

               (b) the cash, or fair market value of other consideration, to be received by the common stockholders in any such action or transaction described in paragraph (1) of this Article 4(D) shall

                    (i) bear the same or greater percentage relationship to the market price of the corporation's common stock immediately prior to the announcement of any such action or transaction as the highest price per share (including brokerage commissions and/or soliciting dealers' fees and transfer taxes) which the Prior Holder has paid for any of the shares of the corporation's common stock already owned by it bears to the market price of the common stock of the corporation immediately preceding the initial acquisition of the corporation's common stock by the Prior Holder; and

                    (ii) be not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees and transfer taxes) paid by such other entity in acquiring any of its holdings of the corporation's common stock; and

                    (iii) be not less than the earnings per share of common
               stock for the four full consecutive fiscal quarters, or the last fiscal year reported, whichever is higher, immediately preceding the record date for solicitation of votes on such action or transaction, multiplied by the then price/ earnings multiple (if any) of the Prior Holder as customarily computed and reported in the financial community.

          (3) For the purpose of this Article 4(D) and for guidance to the Board of Directors for purposes of paragraph (4) hereof,

               (a) "Prior Holder" shall mean any corporation, person or entity other than PCA International, Inc. or any of its subsidiaries;

               (b) A Prior Holder shall be deemed to own or control, directly or indirectly, any outstanding shares of common stock of the corporation which it, or any of its affiliates, subsidiaries or associates, own or have the right to acquire pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise;

               (c) "outstanding shares entitled to vote" and "voting securities" shall mean such shares as are entitled to vote on a proposed plan of merger or consolidation, considered as one class; and

               (d) "Affiliate," "subsidiary" and "associate" shall have the same meanings as set forth in Rule 12b-2 under the securities Exchange Act of 1934 as in effect on the date of the adoption of this Article.

          (4) The Board of Directors of the corporation shall have the power and duty to determine for the purposes of this Article 4(D), on the basis of the information known to the Board of Directors, who shall constitute a Prior Holder, whether any Prior Holder owns or controls, directly or indirectly, 20% or more of the outstanding shares of the corporation entitled to vote, and what entities are subsidiaries, affiliates or associates of the Prior Holder. Any such determination by the Board shall be conclusive and binding for all purposes.

     3. The number of shares of the corporation outstanding was 3,523,586; and the number of shares entitled to vote thereon was 3,523,586.

     4. The number of shares voted for such amendment was 1,905,980; and the number of shares voted against such amendment was 545,774.

     5. The amendment herein effected does not give rise to dissenter's rights under N.C.G.S.ss.55-101(b) as it does not affect any of the rights described in said section of an existing class of shareholders.

     IN WITNESS WHEREOF, these Articles are signed by the ____________ President and ___________ secretary of the corporation this 6th day of December, 1982.

                                  PCA INTERNATIONAL, INC.


                                  By: /s/ William B. Mewborne, Jr.
                                      ------------------------------------------
                                                 President

                                  By: /s/ A Allen Henderson
                                     -------------------------------------------
                                                 Secretary

STATE OF NORTH CAROLINA

COUNTY OF UNION

     I, Elsie Millwood, a Notary Public, hereby certify that on this 6th day of December, 1982, personally appeared before me William B. Mewborne, Jr. and A. Allen Henderson, each of whom being by me first sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                                      /s/ Elsie Millwood
                                      -----------------------------------------
                                           Notary Public

     My Commission Expires: May 15, 1985

                                 North Carolina

                      Department of the Secretary of State
--------------------------------------------------------------------------------

                To all whom these presents shall come, Greetings:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

                              ARTICLES OF AMENDMENT

                                       OF

                             PCA INTERNATIONAL, INC.

the original of which is now on file and a matter of record in this office.



                                 IN WITNESS WHEREOF, I have hereunto
                                 set my hand and affixed my official seal at the City of Raleigh, this 19th day of April, 2002.

                                 /s/ Elaine F. Marshall
                                 -----------------------------------------------
                                 Secretary of State

                      ARTICLES OF AMENDMENT TO THE RESTATED

                                   CHARTER OF

                             PCA INTERNATIONAL, INC.

     The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its Restated Charter:

     1.   The name of the corporation is PCA International, Inc.

     2. The following amendment to the Restated Charter of the corporation was adopted by its shareholders on the 22nd day of May, 1990, in the manner prescribed by law:

          RESOLVED, that the Restated Charter of the corporation be amended by deleting Article 4(D) thereof.

     3. The number of shares of the corporation outstanding at the time of such adoption was 7,620,828; and the number of shares entitled to vote thereon was 7,620,828. There were no shares entitled to vote as a class inasmuch as there is one class of common stock outstanding.

     4. The designation and number of outstanding shares entitled to vote on such amendment were as follows:

                   Class                           Number of Shares
                   -----                           ----------------

                   Common                             7,620,828

     5. The number of shares voted for such amendment was 6,543,744; and the number of shares voted against such amendment was 9,012.

     6. The amendment herein effected will not change the stated capital of the corporation.

     7. The amendment herein effected does not give rise to dissenter's rights under N.C.G.S.ss.55-101(b) as it does not effect any of the rights described in said section of an existing class of shareholders.

     IN WITNESS WHEREOF, these Articles of Amendment are signed by the President and Secretary of the corporation this 23rd day of May, 1990.

                             PCA International, Inc.

                             By: /s/ John Grosso
                                 -----------------------------------------------
                                 John Grosso, President

Attest:

By: /s/ Robert J. Consoli
   ---------------------------------
    Robert J. Consoli, Secretary


[CORPORATE SEAL]


STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

     I, Joanna S. Corhian, a Notary Public, hereby certify that on this 23rd day of May, 1990, personally appeared before me John Grosso and Robert J. Consoli, each of whom being by me first sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                                 /s/ Joanna S. Corhian
                                 -----------------------------------------------
                                 Notary Public


My commission expires: 3-5-95

                                 North Carolina

                      Department of the Secretary of State
--------------------------------------------------------------------------------

     To all whom these presents shall come, Greetings:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of



                              ARTICLES OF AMENDMENT

                                       OF

                             PCA INTERNATIONAL, INC.



the original of which is now on file and a matter of record in this office.







                                    IN WITNESS WHEREOF, I have hereunto
                                    set my hand and affixed my official seal at the City of Raleigh, this 19th day of April, 2002.

                                    /s/ Elaine F. Marshall
                                    --------------------------------------------
                                    Secretary of State

                      ARTICLES OF AMENDMENT TO THE RESTATED
                                   CHARTER OF
                             PCA INTERNATIONAL, INC.

     The undersigned corporation hereby submits these Amendment for the purpose of amending its Restated Charter:

     1. The name of the corporation is PCA International, Inc.

     2. The following amendment to the restated charter of the corporation was adopted by its shareholders on the 24th day of May, 1995, in the manner prescribed by law:

     The corporation's restated charter shall be amended by adding Article 11, which shall provide:

          11. No person who is serving or who has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Corporation, (ii) any transaction from which the director derived an improper personal benefit, (iii) acts or omissions occurring prior to the effective date of this article or (iv) acts or omissions with respect to which the North Carolina Business Corporation Act does not permit the limitation of liability. As used herein, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal or adoption.

     This the 1st day of June, 1995.


                                   PCA INTERNATIONAL, INC.


                                   By: /s/ John Grosso
                                      ------------------------------------------
                                      John Grosso
                                      President

                                 North Carolina

                      Department of the Secretary of State
--------------------------------------------------------------------------------

     To all whom these presents shall come, Greetings:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of



                               ARTICLES OF MERGER

                                       OF

                             PCA INTERNATIONAL, INC.




the original of which is now on file and a matter of record in this office.





                                                     IN WITNESS WHEREOF, I have
                                                     hereunto set my hand and
                                                     affixed my official seal at
                                                     the City of Raleigh, this
                                                     19th day of April, 2002.

                                                     /s/ Elaine F. Marshall
                                                     ---------------------------
                                                     Secretary of State

                               ARTICLES OF MERGER
                                       OF
                            JUPITER ACQUISITION CORP.
                                  WITH AND INTO
                             PCA INTERNATIONAL, INC.

     PCA International, Inc., a North Carolina corporation (the "Surviving Corporation"), hereby submits these Articles of Merger for the purpose of merging Jupiter Acquisition Corp., a North Carolina corporation ("the Merging Corporation"), with and into the Surviving Corporation (the "Merger"):

     1. The Agreement and Plan of Merger pursuant to which the Merger shall be effected is attached as Annex A hereto.

     2. The Merger was duly approved in the manner prescribed by Chapter 55 of the General Statutes of North Carolina by the board of directors and shareholders of the Surviving Corporation and the Merging Corporation.

     3. These Articles of Merger and the Merger will be effective upon filing.

This the 25th day of August, 1998.

                                                     PCA INTERNATIONAL, INC.


                                                     By:    /s/ John Grosso
                                                            -------------------
                                                            John Grosso
                                                            President

                    AGREEMENT AND PLAN OF MERGER, AS AMENDED

                                 by and between

                             PCA INTERNATIONAL, INC.



                                       AND

                            JUPITER ACQUISITION CORP.



                                   dated as of

                                 April 20, 1998

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of April 20, 1998, by and between PCA International, Inc., a North Carolina corporation (the "Company"), and Jupiter Acquisition Corp., a North Carolina corporation ("Mergerco").

                                    RECITALS

     The respective boards of directors of the Company and Mergerco deem it advisable for the mutual benefit of the Company and Mergerco, and their respective shareholders, that Mergerco be merged with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Business Corporation Act of the State of North Carolina (the "NCBCA"). The Board of Directors and sole shareholder of Mergerco have approved and adopted this Agreement. The Board of Directors of the Company has approved this Agreement and has resolved to recommend to the shareholders of the Company to vote to approve the principal terms of this Agreement in conjunction with their approval of the principal terms of the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Company and Mergerco shall consummate the Merger pursuant to which (a) Mergerco shall be merged with and into the Company and the separate corporate existence of Mergerco shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of North Carolina, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.1. Pursuant to the Merger, (x) the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, and (y) the Bylaws of Mergerco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, such Articles of Incorporation and such Bylaws. The Merger shall have the effects specified in the NCBCA.

     Section 1.2 Effective Time. Mergerco and the Company will cause Articles of Merger to be executed and filed on the date of the Closing (as defined in Section 1.3) (of on such other date as Mergerco and the Company may agree) with the

Secretary of State of North Carolina (the "Secretary of State") as provided in the NCBCA. The Merger shall become effective on the date on which the Articles of Merger have been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time."

     Section 1.3 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, unless another date or place is agreed to in writing by the parties hereto.

     Section 1.4 Directors and Officers of the Surviving Corporation. The directors of Mergerco at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws. Mergerco agrees that prior to the Effective Time, it shall offer the following directors of the Company the opportunity to remain as directors of the Company following the Effective Time until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal Donald P. Greenberg, Bridgette P. Heller and Joseph H. Reich. The officers of the Company at the Effective Time shall, from and after the Effective Time, remain as the officers of the Surviving Corporation until their successors shall have been duly elected or appointed or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Bylaws.

     Section 1.5 Shareholders' Meeting.

         (a) The Company, acting through its Board of Directors, shall, -in accordance with applicable law:

             (i) duly call, give notice of, convene and hold a special meeting (or the annual meeting) of its shareholders (the "Special Meeting") as promptly at practicable for the purpose of considering and taking action upon the approval of this Agreement and the Merger;

             (ii) prepare and, after consultation with Mergerco, file with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a preliminary proxy statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Mergerco, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement, including any amendment or supplement thereto (the "Proxy Statement"), to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Mergerco and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders;

         (iii) promptly notify Mergerco of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the preliminary proxy statement or the definitive Proxy Statement or for additional information, and will promptly supply Mergerco with copies of all correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary proxy statement, the definitive Proxy Statement or the Merger;

         (iv) promptly Inform Mergerco if at any time prior to the Special Meeting any event should occur which is required by applicable law to be set forth in an amendment of, or a supplement to, the Proxy Statement, in which case, the Company, with the cooperation of Mergerco, will, upon learning of such event, promptly prepare and mail such amendment or supplement; provided, that prior to such mailing, the Company shall consult with Mergerco with respect to such amendment or supplement and shall afford Mergerco reasonable opportunity to comment thereon;

         (v) notify Mergerco at least 24 hours prior to the mailing of the Proxy Statement, or any amendment or supplement thereto, to the shareholders of the Company; and

         (vi) subject to the fiduciary obligations of the Board of Directors under applicable law as advised by independent counsel, include in the Proxy Statement the recommendation of the Board of Directors that shareholders of the Company vote in favor of the approval of this Agreement and the Merger.

     (b) The Company, if required, and Mergerco, if required, shall prepare and file concurrently with the filing of the preliminary proxy statement a Statement on Schedule 13E-3 ("Schedule 13E-3") with the SEC. If at any time prior to the Special Meeting any event should occur which is required by applicable law to be set forth in an amendment of, or supplement to, the Schedule 13E-3, the Company or Mergerco, as the case may be, shall file such amendments or supplements.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock, par value $.20 per share, of the Company ("Common Stock" or "Shares" and individually as "Share") or holders of any shares of common stock, par value $.01 per share, of Mergerco (the "Mergerco Common Stock"):

     (a) Mergerco Common Stock. Each issued and outstanding share of Mergerco Common Stock shall be converted into and become one (1) fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are owned by the Company as treasury stock and any Shares owned by Mergerco or any wholly owned Subsidiary (as defined in Section 3.1 hereof) of Mergerco immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (c) Exchange of Shares. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b), Shares to remain outstanding pleasant to Section 2.1(d), and any Shares which are held by shareholders exercising appraisal rights pursuant to Chapter 55-13 of the NCBCA ("Dissenting Shareholders")) shall, subject to Section 2.1(d) herein, be converted into the right to receive $26.50 in cash without interest (the "Cash Merger Consideration"), payable to the holder thereof. Such Cash Merger Consideration shall be paid upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.2. The Shares converted into the right to receive the Cash Merger Consideration are hereinafter referred to as the "Cash Merger Shares." All such Cash Merger Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Cash Merger Shares shall cease to have any rights with respect thereto, except the right to receive the Cash Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.2, without interest.

     (d) Continuing Shares. Notwithstanding the provisions of Section 2.1(c), in connection with the Merger, each holder of Shares of Common Stock shall have the right to elect to have any or all Shares held by such holder to remain outstanding (any Shares Which so; remain outstanding are herein referred to as "Continuing Shares") and not be converted into the right to receive the Cash Merger Consideration (subject to the upward or downward adjustment referred to below in this Section 2.1(d)). Such election may be exercised by a holder of Shares completing and returning to the Company by 5:00 P.M., New York City time, on the last business day preceding the date of the Special Meeting, a form of Continuing Share Election (the "Continuing Share Election') which shall be mailed to holders together with the Proxy statement and proxy. Each holder of shares (other than holders of Shares to be canceled as set forth in Section 2.1(b) and Dissenting Shareholders) shall have the right to specify in the Continuing Share Election (i) the number os Shares owned by such holder that such holder desires to have converted into the right to receive the Cash Merger Consideration and (ii) the number of Shares owned by such holder that such holder desires to remain outstanding as continuing Shares and not be converted into the right to receive the Cash Merger Consideration. If holders of Shares elect in the aggregate to retain Continuing Shares in excess of the Maximum Continuing Number (as hereinafter defined), then the number of Continuing Shares to be owned by all such electing holders will be prorated based on the number of Continuing Shares each shareholder that made a Continuing Share Election elected to retain (with fractional Shares rounded down to the next whole number) so that only the Maximum Continuing Number of Shares shall remain as Continuing Shares. With respect to Shares as to which Continuing Share Elections are made but with respect to which no Continuing Shares will be issued by reason of the preceding sentence, such Continuing Share Elections shall be deemed revoked and relinquished and such Shares shall be converted into the right to receive the Cash Merger Consideration. If holders of Shares elect in the aggregate to retain less than the minimum Continuing Number (as hereinafter defined) of Shares, then (i) each shareholder that made a Continuing Share Election shall retain the number of Continuing Shares set forth in such election and (ii) each shareholder (whether or not such shareholder made a Continuing Share Election) shall receive a prorated (based on the total number of Shares owned by such Shareholder as to which a Continuing Share Election has not been made) number of Continuing Shares (with fractional Shares rounded up to the next whole number) so that the minimum Continuing Number of Share shall remain outstanding as Continuing Shares. With respect to Shares as to which no Continuing Share Election was made but which will remain outstanding as Continuing Shares by reason of the Preceding sentence, such a Continuing Share Election shall be deemed to have been made. The Continuing Shares shall not be converted or canceled as provided in Section 2.1(c), but the certificates representing such Shares shall be exchanged as provided in Section 2.4(b). For the purposes of this Agreement, "Maximum Continuing Number" shall mean 358,490 Shares (plus the number of Continuing Shares "beneficially owned" (as defined in the Exchange Act) by the persons listed in Section 2.1(d) to the Disclosure Schedule heretofore delivered to Mergerco (the "Disclosure Schedule")), and "Minimum Continuing Number" shall mean 271,698 Shares (plus the number of Continuing Shares "beneficially owned" by the persons listed in Section 2.1(d) to the Disclosure Schedule).

     (e) Adjustments. If, between the date of this Agreement and the Effective Time, the number of outstanding Shares or the number of shares of the Common Stock of the Company shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, the amount of the Cash Merger Consideration shall be correspondingly adjusted.

     Section 2.2 Payment of Cash Merger Consideration.
                 ------------------------------------

     (a) Payment Agent. Mergerco shall designate a bank or trust company to au as agent for the holders of the Cash Merger Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of the Cash Merger Shares shall become entitled pursuant to Section 2.1(c). Such funds shall be invested by the Paying Agent as directed by Mergerco or the Surviving Corporation in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payments of principal and interest, commercial paper rated of the highest quality by Moody's Investor Services or Standard & Poors Rating Group or certificates of deposit, issued by commercial banks having at least $1 billion in assets.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Cash Merger Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Cash Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Mergerco and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Cash Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Mergerco, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Cash Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Cash Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Cash Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Cash Merger Consideration in cash as contemplated by this Section 2.2.

     (c) No Further Ownership Rights in the Shares. At the Effective Time, there shall be no further registration of transfers of the Cash Merger Shares on the records of the Company. From and after the effective Time, the holders of Certificates evidencing ownership of the Cash Merger Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     (d) Termination of Fund; No Liability. At any time following one year after the Effective Time, the Surviving corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving corporation (subject to abandoned property, escheat or other similar laws) with respect to the Cash Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Cash Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.3 Dissenters' Rights. Any Dissenting Shareholder which perfects its dissenter's rights pursuant to Chapter 55-13 of the NCGCA shall have the rights to receive payment as provided in such Chapter for its Shares. If any dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as thought such Shares had been converted into the Cash Merger Consideration pursuant to Section 2.1.

     Section 2.4 Exchange of Stock Certificates. (a) Immediately after the Effective time, the Surviving Corporation shall deliver to the record holders of the certificates which immediately prior to the Effective time represented all the outstanding shares of Mergerco Common Stock that were converted into the right to receive Shares in accordance with Section 2.1(a), in exchange for such certificates, duly endorsed in blank, Share certificates, registered in the name of such record holes, representing the number of Shares to which such record holders are so entitled by virtue of Section 2.1(a).

     (a) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of Continuing Shares a letter of instructions (which shall be in such form and have such other provisions as Mergerco and the Company may reasonably specify) instructing such holders to transmit their certificates representing Continuing Shares to the Paying Agent in exchange for new certificates representing such Continuing Shares. Although certificates representing Continuing Shares which are not so exchanged will be deemed for all purposes to represent validly issued and outstanding Continuing Shares, such certificats will not be transferable on the books of the Company except for such new certificates. Any holder of a certificate which represents some Shares entitled to receive the Cash Merger Consideration and some Continuing Shares shall receive in exchange therefor the Cash Merger Consideration for the Cash Merger Shares pursuant to Section 2.2(b) and a new certificate for the Continuing Shares pursuant to this Section 2.4(b)

     Section 2.5 Stock Options. With respect to the Company's amended and Restated 1996 Omnibus Long-Term Compensation Plan, the 1990 Non-Qualified Stock Option Plan and the 1992 Non-Qualified Stock Option Plan (collectively, the "Stock Option Plan"), the Company shall take such action as shall be required to effectuate the cancellation of all options under the Stock Option Plans (the "Options') (whether or not then exercisable and without regard to the exercise price of such Options), to take effective immediately prior to the Effective Time. Each holder of an Option shall receive from the Company, in respect of each Option so canceled, as soon as practicable following the Effective Time, an amount equal to the excess, if any, of the Cash Merger Consideration over the exercise price of such Option, multiplied by the number of Shares subject to such Option, without any interest thereon and after deducting taxes required to be withheld (the "Option Consideration"). Notwithstanding the foregoing, payment may be withheld in respect of any Option until any required consent of the holder thereof to its cancellation as contemplated hereby is obtained. The surrender of an Option to the Company shall be deemed a release of any and all rights the holder had or any have had in such Option, other than the right to receive the Option Consideration in respect thereof. Notwithstanding the foregoing, Mergerco may, by separate agreements with holders of any Options, agree with such holders on alternate treatment of such Options.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Mergerco as follows:

     Section 3.1 Organization. Except as set forth in Section 3.1 of the Company's disclosure schedule heretofore delivered to Mergerco (the "Disclosure Schedule"), each of the Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. As used in this Agreement, the term "Subsidiary" shall mean all corporations or other entities in which the Company or Mergerco, as the case may be, owns a majority of the issued and outstanding capital stock or similar interests. As used in this Agreement, any reference to any event, change or effect being material or having a material adverse effect on or with respect to any entity (or group or entities taken as a whole) means such event, change or effect is materially adverse to the condition (financial or other), business, assets or results of operations of such entity (or, if used with respect thereto, of such group of entities taken as a whole). The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company does not own any equity interest in any corporation or other entity other than the Subsidiaries. Section 3.1 of the Company's Disclosure Schedule sets forth a complete list of the Company's Subsidiaries.

     Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock (the "Company Shares"), 2,000,000 shares of preferred stock, par value $10.00 per share (the "$10.00 Preferred') and 69,790 shares of preferred stock, par value $8.00 per share (the "$8.00 Preferred", and together with the $10.00 Preferred, the `Preferred Stock"). As of the date hereof, (i) 7,941,379 Shares are issued and outstanding, (ii) no Shares are issued and held in the treasury of the Company, (iii) no shares of Preferred Stock are issued or outstanding, (iv) 1,511,000 Shares are reserved for issuance upon exercise of outstanding Options granted unde the Stock Option Plans and (v) 150,000 Shares are reserved for issuance upon exercise of outstanding warrants. Section 3.2 of the Company's Disclosure Schedule sets forth the exercise price, grant date and expiration date for all outstanding Options. All the outstanding Shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Section
3.2 of the Disclosure Schedule there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company or any of its Subsidiaries authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interest, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and
(iii) there are no outstanding contractual obligations of the Company or any or its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or any capital stock of the Company, or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

             (a) All of the outstanding shares of capital stock of each of the Subsidiaries of the Company are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, claims or encumbrances.

             (b) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

             (c) None of the Company or its Subsidiaries is required to redeem repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

     Section 3.3 Authorization; Validity of Agreement; Company Action. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to shareholder approval, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for obtaining the approval of its shareholders as contemplated by Section 1.5 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Mergerco, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     Section 3.4 Consents and Approvals; No Violations. Except for the filing, permits, authorizations, consents and approvals as may be required as set forth in Section 3.4 of the Company's Disclosure Schedule, and other applicable requirements of the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, and the NCBCA, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Article of Incorporation or the Bylaws of the Company or of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"),
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of payment, termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clause (iii) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole and which will not materially impair the ability of the Company to consummate the transactions contemplated hereby. Except as set forth in Section 3.4 of the Company's Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any contract or agreement (whether written or oral) providing for any severance or other payment upon or following a change of control of the Company.
Section 3.4 of the Company's Disclosure Schedule describes in reasonable detail the nature and amount of any such severance or other payments.

     Section 3.5 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Mergerco true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1995 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

None of the Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of the Company (the "1998 Financial Statements") included in the Company's annual Report on Form 10K for the fiscal year ended February 1, 1998 (the "1998 10-K") have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods covered thereby. The historical financial information contained in the financial information attached as Section
3.5 of the Disclosure Schedule is, to the best of the knowledge of the Company, true and correct in all material respects.

     Section 3.6 Absence of Certain Changes. Except as disclosed in Section 3.6 of the Company's Disclosure Schedule, since February 1, 1998, the Company and its Subsidiaries have conducted their respective businesses only in ordinary and usual course and there has not occurred (i) any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries; or (iii) any change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP.

     Section 3.7 No Undisclosed Liabilities. Except (a) as disclosed in the Company SEC Documents and (b) for liabilities and obligations as set forth in
Section 3.7 of the Company Disclosure Schedule, since February 1, 1998, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries, taken as a whole or, subject to the foregoing exceptions or for liabilities or obligations incurred in the ordinary course of business and consistent with past practice, would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto).

     Section 3.8 Litigation. Except as set forth in Section 3.8 of the Company's Disclosure Schedule, none of the Company, any of its Subsidiaries and any of their respective properties, assets, businesses, franchises, or governmental approvals, is subject to any pending, or, to the knowledge of the Company, threatened, legal action, suit, arbitration or other legal or administrative proceeding or outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen after due inquiry, in the future would have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

     Section 3.9 Employee Benefit Plans; ERISA.

         (a) Section 3.9 of the Company's Disclosure Schedule sets forth a list of all material employee benefit plans, arrangements, contracts or agreements (including, but not limited to, employment agreements, severance agreements, executive compensation arrangements, equity arrangements, incentive plans, bonus plans, deferred compensation agreements, health, accident, vacation or other fringe benefit plans) of any type (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be under "common control" within the meaning of section 4001(a)(14) of ERISA ("Benefit Plans"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any employee or terminated employee of the Company or any Subsidiary.

         (b) With respect to each Benefit Plan: (i) if intended to qualify under section 401(a), 401(k) or 403(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), the United States Internal Revenue Service (the "Service") has issued a favorable letter of determination on such qualified status and on the exempt status under section 501(a) of the Code and since such letter of determination no event has occurred that would disqualify such plan; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred which might reasonably be expected to give rise to material liability on the part of the Company; (iv) no disputes are pending, or, to the knowledge of the Company, threatened that might reasonably be expected to give rise to material liability on the part of the Company; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that might reasonably be expected to give rise to material liability on the part of the Company; (vi) all contributions and premiums due as of the date hereof (taking into account any extensions for such contributions and premiums) have been made in full; and (vii) all reports required to be filed with respect to such Benefit Plan have been properly, accurately and timely filed.

         (c) Neither the Company nor any ERISA Affiliate (a) has incurred, or reasonably expects to incur, an accumulated funding deficiency, as defined in the Code and ERISA or (b) has any material liability under Title IV of ERISA with respect to any Benefit Plan that is subject to Title IV of ERISA.

         (d) With respect to each Benefit Plan that is a "welfare plan" (as defined in section 3(l) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment, other than on an employee-pay-all basis.

         (e) Except as contemplated by Section 2.5, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual, (ii) constitute or result in a prohibited transaction under section 4975 of the Code or section 406 or 407 of ERISA or (iii) subject the Company, any of its Subsidiaries, any ERISA Affiliate, any of the Benefit Plans, any related trust, any trustee or administrator of any thereof, or any party dealing with the Benefit Plans or any such trust to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4976 or 4980B of the Code.

             (f) There is no arrangement under any Benefit Plan that would result in the payment of any amount that by operation of section 280G or 162(m) of the Code would not be deductible by the Company or any of the Subsidiaries.

             (g) There are no unfunded obligations under any Benefit Plan except to the extent of reserves therefor shown in the Company SEC Documents.

             (h) No employees of the Company or any of its Subsidiaries who earn annual compensation in 1998 in excess of $50,000 have threatened to terminate or are reasonably expected to terminate, their employment prior to or after the Effective Time.

             (i) Neither the Company nor any ERISA Affiliate has at any time within the preceding six years been obligated to contribute to any Benefit Plan that is a "multiemployer plan," as such term is defined in section 3(37) of ERISA.

             (j) With respect to each Benefit Plan the Company has made available to Mergerco or its representatives accurate and complete copies of all plan texts, summary plan descriptions, summary of material modifications, trust agreements and other related agreements including all amendments to the foregoing; the most recent annual report, the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the Service; and the most recent actuarial valuation, to the extent any of the foregoing may be applicable to a particular Benefit Plan.

     Section 3.10 Information in Proxy Statement. The information contained in the Proxy Statement and the Schedule 13E-3, any amendment or supplement thereto or any other documents filed with the SEC by the Company in connection with the Merger, when filed with the SEC and, in case of the Proxy Statement, when mailed to Company shareholders and at the time of the Special Meeting (except for information supplied by Mergerco specifically for inclusion or incorporation by reference therein, as to which no representation by the Company is made), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   Section 3.11 No Default; Compliance with Applicable Laws. The business of the Company and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective Articles of Incorporation or Bylaws, or (ii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, excluding from the foregoing clause (ii), defaults or violations which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as disclosed in Section 3.11 of the Company's Disclosure Schedule, as of the date of this Agreement, no claim or, to the best knowledge of the Company, investigation or review by any Governmental Entity or other entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened nor to the best knowledge of the Company has any Governmental Entity or other entity indicated an intention to assert or conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen after due inquiry, in the future will not, individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     Section 3.12 License; Intellectual Property. Section 3.12 of the Company's Disclosure Schedule sets forth a list of all registered and material unregistered Intellectual Property (as defined below) owned by the Company and used in the conduct of its business and all agreements granting any right to use or practice any right relating to the Intellectual Property (as defined below) currently used in the conduct of the Company's business (the "Licenses"). Except as set forth in Section 3.12 of the Company's Disclosure Schedule, (i) the Company or its Subsidiaries is the sold owner of all of Its rights under the Licenses free and clear of any liens, claims, encumbrances or interests; (ii) the Company or its Subsidiaries is the sole owner of, or has a valid right to use pursuant to a License, all patents and patent applications; registered and unregistered trademarks, service marks, trade names, trade dress, logos, company names and other source or business identifiers, including all goodwill associated therewith; the names, likenesses and other attributes of individuals; registered and unregistered copyrights, computer programs and databases; trade secrets, inventions, discoveries, proprietary technology, know-how, industrial designs, customer lists and other confidential information ("Trade Secrets"); any pending applications for any of the foregoing (collectively, the "Intellectual Property") currently used in the conduct of the Company's business, free and clear of any liens, claims, encumbrances or interests; (iii) to the Company's best knowledge the present or past operations of the Company or the Subsidiaries does not infringe upon, violate, interfere or conflict with the rights of others with respect to any Intellectual Property and no claim is pending or, to the Company's best knowledge, threatened, to this effect; (iv) none of the Intellectual Property currently used is invalid or unenforceable, or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intellectual Property and no claim is pending or, to the Company's best knowledge, threatened, to this effect; (v) no License provision or any other contract, agreement or understanding to which the Company or any Subsidiary is a party would prevent the continued use by the Company or the Subsidiaries (as currently used by the Company or its Subsidiaries) of any Intellectual Property following the consummation of the transactions contemplated hereby; (vi) to the Company's best knowledge, no person is infringing upon or otherwise violating any Intellectual Property or License; (vii) there are no claims pleading or, to the Company's best knowledge, threatened in connection with any License; and (viii) to the Company's best knowledge, no Trade Secret has been disclosed by the Company or its Subsidiaries to any third party except subject to an appropriate confidentiality agreement or as required by a governmental authority.

     Section 3.13 Taxes. (a) Except as set forth in Section 3.13 of the Company's Disclosure Schedule:


             (i) the Company and its Subsidiaries have (w) duly filed (or there have been filed on their behalf) with the Service all United States federal income Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, such Tax Returns are true, correct and complete in all material respects (or the financial statements contain an adequate charge, accrual or restive for taxes in respect of such tax returns), and all Taxes (as hereinafter defined) shown on such Tax Returns have been duly paid, (x) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all other Tax Returns required to be filed by them on or prior to the date hereof, other than any filings which the failure to make in a timely manner would not whether singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole, such Tax Returns are true, correct and complete in all material respects (or the financial statements contain an adequate charge, accrual or reserve for taxes in respect of such tax returns), and all Taxes shown on such Tax Returns and all other Taxes due or claimed to be due, whether by proposed assessment or otherwise, by any governmental authority have been duly paid, except for such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and (y) duly made provision in accordance with GAAP for all Taxes for all periods for which Tax Returns have not yet been filed or with respect to which Taxes are not yet due;

             (ii) there are no liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due;

             (iii) neither the Company nor any of its Subsidiaries has made any change in accounting methods, there is no application pending with any taxing authority requesting permission for any change in any accounting method of any of the Company or its Subsidiaries and no taxing authority has proposed any adjustment or change in accounting method, and neither the Company nor any of its Subsidiaries has received a ruling from any taxing authority or signed an agreement likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

             (iv) the Company and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from employee wages and other compensation and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

             (v) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor its Subsidiaries has received notice that such an audit or proceedings may be commenced;

             (vi) the Federal Income Tax Returns of or with respect to each of the Company and its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including January 31, 1994 (except for the returns of American Studios, Inc., which have been examined through December 31, 1991), and no deficiencies were asserted as a result of such examinations which have not been resolved and fully paid;

             (vii) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force;

             (viii) neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any agreement providing for the allocation or sharing of Taxes and neither the Company nor any of its Subsidiaries has any liability for Taxes of any person or entity other than the Company and its Subsidiaries;

             (ix) neither the Company nor its Subsidiaries is a party to any agreement, contract or agreement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, and none of the actions contemplated or permitted by this Agreement will result in any such payments;

             (x) neither the Company nor any of its Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the applicable of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code);

             (xi) the deductibility of compensation by the Company and/or its Subsidiaries will not be limited by Section 162(m) of the Code;

             (xii) all transactions that could give rise to an understatement of the federal income tax liability of the Company or any of its Subsidiaries within the meaning of Section 6662(d) of the Code are adequately disclosed on Tax Returns in accordance with Section 6662(d)(2)(B) of the Code if there is or was no substantial authority for the treatment giving rise to such understatement;

             (xiii) no closing agreement that could affect the Taxes of the Company or any of its Subsidiaries for periods ending after the Closing Date pursuant to Section 7121 of the Code or any similar provision of any state, local or foreign law has been entered into by or with respect to any of the Company or its Subsidiaries;

             (xiv) no currently effective Federal Income Tax elections have been made or filed by or with respect to the Company or any of its Subsidiaries;

             (xv) none of the assets of the Company or any of its Subsidiaries are assets or property that are or will be required to be treated as being: (a) owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 (as in effect immediately before the enactment of the Tax Reform Act of 1986); (b) "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code; (c) property used predominantly outside the United States within the meaning of Proposed Treasury Regulation Section 1.168-2(g)(5) or (d) "tax-exempt bond financed property" within the meaning of
Section 168(g)(5) of the Code; and

             (xvi) all adjustments to Federal taxable income required to have been reported to any state or local taxing authority have been so reported.

         (b) The net operating loss and credit carryovers available to the Company and its Subsidiaries are set forth in Section 3.13 of the Company's Disclosure Schedule. Except as set forth in Section 3.13 of the Company's Disclosure Schedule, as of the date of this Agreement, the net loss and credit carryovers are not subject to limitations imposed by Sections 382, 383 or 384 of the Code (or any predecessor thereto), the consolidated return regulations or otherwise.

         (c) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, estimated, excise, real or personal property, sales, withholding, social security, occupation, use, service, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or Jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         Section 3.14 Insurance. As of the date hereof, the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors have previously been made available for inspection by Mergerco and are in full force and effect. Section 3.14 of the Company's Disclosure Schedule describes all self-insurance arrangements affecting the Company or any Subsidiary and the aggregate amount of all claims made under such arrangements since January 1, 1994. As of the date hereof, there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. To the Company's best knowledge, all necessary notifications of claims have been made to insurance carriers other than those which will not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         Section 3.15 Contracts. Each Agreement (as defined in Section 3.4) is legally valid and binding against the Company or its Subsidiaries and, to the Company's best knowledge, each other party thereto and in full force and effect, except where failure to be legally valid and binding and in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and thee are no material defaults thereunder by the Company or its Subsidiaries and, to the Company's best knowledge, any other party thereto, except those defaults that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company has previously made available for inspection by Mergerco or its representatives all material Agreements. Each of the Agreements set forth on section 3.15 of the Company's Disclosure Schedule (the "Material Agreements") is legally valid and binding against the Company or its Subsidiaries and, to the Company's best knowledge, each other party thereto and in full force and effect, and there are no material defaults thereunder by the Company or its Subsidiaries and, to the Company's best knowledge, any other party thereto. The Company has delivered to Mergerco true and complete copies of all Material Agreements. (a) No party to any of the Material Agreements within the last twelve months has threatened to modify, cancel or otherwise terminate, or to the Company's best knowledge, intends to modify, cancel or otherwise terminate, any of the Material Agreements or the relationship evidence thereby and (b) no such party has during the last twelve months materially limited or, to the Company's best knowledge, intends to materially limit the services or supplies provided by it to the Company or any of its Subsidiaries, or by the Company or any of its Subsidiaries to it.

     Section 3.16 Related Party Transactions. Except as set forth in Section
3.16 of the Company's Disclosure Schedule or in the Company SEC Reports, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries (i) has borrowed money from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries; (ii) to the best knowledge of the Company, owns any direct or indirect interest of any kind in, or is a director, officer, employee, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (x) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (y) engaged in a business related to the business of the Company or any of its Subsidiaries or (z) participating in any transaction to which the Company or any of its Subsidiaries is a party or
(iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

     Section 3.17 Real Property.

         (a) The Company is the owner of good, marketable and insurable fee title to the parcels of land described in Section 3.17 of the Company's Disclosure Schedule and to all of the buildings and other improvements located thereon (collectively, the "Owned Real Property") free and clear of all Title Defects (as hereinafter defined) except for the matters listed in Section 3.17 of the Company's Disclosure Schedule or encumbrances that do not, individually or in the aggregate (i) interfere in any material respect with the use and occupancy of the Owned Real Property as currently used and occupied or (ii) materially reduce the fair market value of the Owned Real Property below the fair market value the Owned Real Property would have had but for such encumbrances. The Owned Real Property constitutes all of the real property owned by the Company on the date hereof. As used in this Agreement, "Title Defects" shall mean and include any mortgage, deed of trust, lien, pledge, security interest, claim, lease, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation whatsoever.

         (b) The Company does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Owned Real Property of any portion thereof or any other real property, or interest therein.

         (c) The Owned Real Property is in full compliance with all applicable building, zoning, subdivision, environmental and other land use and similar laws, codes, regulations and orders of governmental authorities, except where the failure to be in such compliance will not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         (d) The Company has not received notice and has no knowledge of any pending, threatened or contemplated condemnation proceeding affecting the Owned Real Property or any part thereof or of any sale or other disposition of the Owned Real Property or any part thereof in lieu of condemnation.

     Section 3.18 Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated thereby and hereby.

     Section 3.19 Environmental Matters. Except as set forth on Section 3.19 of the Company's Disclosure Schedule, the Company (a) is and has been for the past five years in compliance in all material respects with all applicable Safety and Environmental Laws; (b) there is no Environmental Claim pending, or, to the knowledge of the Company, threatened, against the Company, and there is no civil, criminal or administrative judgment, order or notice of violation extant against the Company pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety; and (c) there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent material compliance by the Company with Environmental Laws, or which have given rise to, or which are reasonably likely to give rise to, an Environmental Claim or to Environmental Compliance Costs in which the liability to the Company is reasonably likely to exceed $100,000. For purposes of this Section 3.19:

         (a) "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth;

         (b) "Environment Claims" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of the Company or any of its Subsidiaries, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or the operations or property of any predecessor of the Company or any of its Subsidiaries is or may be implicated in or subject to any claim, order, demand, hearing, notice, lawsuit, agreement or evaluation by any Governmental Entity or any other person;

         (c) "Environmental Complaint Costs" means any expenditures, costs, assessments or expenses (including any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the operations, real property, assets, equipment or facilities owned, leased, operated or used by the Company or any of its Subsidiaries to be in compliance with any and all requirements, as in effect at the

Closing Date, of Safety and Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or permits issued pursuant to Safety and Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear;

         (d) "Hazardous Substance" means any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, industrial or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law;

         (e) "Release" means any release, spill, emission, leaking, pumping, injection, deposit, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property;

         (f) "Remedial Action" means all actions, whether voluntary or involuntary, reasonably necessary to comply with, or discharge any obligation under, Safety and Environmental Laws to (i) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment;
(ii) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or (iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property;

         (g) "Safety and Environmental Claim" means any claims based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of the Sellers contained in this Agreement or in any Document delivered pursuant to this Agreement related to Safety and Environmental Laws; and

         (h) "Safety and Environmental Law" means all laws, statutes, codes, ordinances, regulations or other requirements and orders, judgments, awards, decrees or writs relating to pollution, protection of the Environment, public or Worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     Section 3.20 Year 2000. The Company has developed and implemented a program to address, on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and reasonably anticipates that it will, on a timely basis, successfully resolve the Year 2000 Problem for all material computer applications used by the Company.

     Section 3.21 Fairness Opinion. The Company has received a fairness opinion from Needham & Company in the form attached as Section 3.21 to the Disclosure Schedule.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF MERGERCO

     Mergerco represents and warrants to the Company as follows:

     Section 4.1 Organization. Mergerco is a corporation duly organized, validly existing and in good standing under the laws of North Carolina and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Mergerco. Mergerco is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on Mergerco.

     Section 4.2 Capitalization. The authorized capital stock of Mergerco will, immediately prior to the Effective Time, consist of (i) 10,000,000 shares of Mergerco Common Stock, of which there will be 1,905,661 shares outstanding. All outstanding shares of capital stock of Mergerco will at such time be duly authorized and validly issued and fully paid and nonassessable. As soon as practicable after the Effective Time, the Company shall issue to Jupiter Partners II L.P. ("Jupiter"), and Jupiter shall purchase from the Company, for cash consideration of $26.50 per share, a number of Shares of the Company equal to (i) the amount, if any, of equity provided by Jupiter to Mergerco or the Company pursuant to Section 4.7(a) in excess of $50,500,000, divided by (ii) $26.50.

     Section 4.3 Authorization; Validity of Agreement; Necessary Action. Mergerco has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Mergerco, of this Agreement, and the consummation of the Merger and of the transactions contemplated hereby have been duly authorized by the Board of Directors of Mergerco and by the sole stockholder of Mergerco and no other corporate action on the part of Mergerco is necessary to authorize the execution and delivery by Mergerco of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Mergerco, as the case may be, and, assuming due and valid authorization, execution and delivery hereof by the

Company, is a valid and binding obligation of Mergerco, as the case may be, enforceable against it in accordance with its terms.

     Section 4.4 Consents and Approvals; No Violation. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws and the NCBCA, neither the execution, delivery or performance of this Agreement by Mergerco not the consummation by Mergerco of the transactions contemplated hereby nor compliance by Mergerco with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles of corporation or by-laws of Mergerco, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Mergerco is a party or by which it or any of its properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Mergerco or any of its properties or assets, excluding from the foregoing clause (iii) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Mergerco and will not materially impair the ability of Mergerco to consummate the transactions contemplated hereby.

     Section 4.5 Information in Proxy Statement. None of the information supplied by Mergerco specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.6 Litigation. Mergerco is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen after due inquiry, would have a material adverse effect on the ability of Mergerco to consummate the transactions contemplated hereby.

     Section 4.7 Financing Commitment. (a) Jupiter will provide to Mergerco not less than $50.5 million and not more than $54.3 million (including the amount to purchase additional Shares pursuant to Section 4.2 herein) in equity to consummate the Merger, pay the Cash Merger Consideration and pay the related transaction expenses.

         (b) Jupiter has entered into commitment letters (the "Commitment Letters") for $127 million in senior debt financing and for $100 million of senior subordinated debt financing (collectively, the "Financing"). Such Financing, together with the amount referred to in paragraph (a) above, is adequate to pay in full in cash at closing the Cash Merger Consideration, together with all fees and expenses of Mergerco associated with the transactions contemplated hereby, and to make any other payments necessary to consummate the transactions contemplated hereby, including refinancing any debt required to be refinanced. True and correct copies of the Commitment Letters have been furnished to the Company. Neither Mergerco, Jupiter nor their affiliates will terminate, amend or modify in any respect the Commitment Letters or in a manner which will adversely affect the probability that such financing will be actually funded, or the timing thereof, without the prior written consent of the Company. Jupiter has fully paid any and all commitment fees or other fees required by such Commitment Letters to be paid as of the date hereof (and will duly pay any such fees due after the date hereof). The Commitment Letters are valid and in full force and effect and no event has occurred which (with or without notice, lapse of time or both) would constitute a default on the part of Jupiter or Mergerco thereunder.

     Section 4.8 Fraudulent Conveyance. Assuming the accuracy of the representations and warranties of the Company in this Agreement, Mergerco has no reason to believe that the financing to be provided to effect the Merger will cause (i) the fair salable value of the Surviving Corporation's assets to be less than the total amount of its existing liabilities, (ii) the fair salable value of the assets of the Surviving Corporation to be less than the amount that will be required to pay its probable liabilities on its existing debts as they mature, (iii) the Surviving Corporation not to be able to pay its existing debts as they mature or (iv) the Surviving Corporation to have an unreasonably small capital with which to engage in its business.

                                   ARTICLE V

                                    COVENANTS

     Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as get forth in Section 5.1 of the Company's Disclosure Schedule or (iii) as agreed in writing by Mergerco, aft6r the date hereof, and prior to the Effective Time:

         (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its commercially reasonable best efforts to preserve its business organization intact and maintain its existing relations with material customers and suppliers, key employees, material creditors and business partners (including, without limitation, those party to the Material Agreements);

         (b) the Company will not, directly or indirectly, (i) sell, transfer or pledge or agree to sell, transfer or pledge any of the Shares, Preferred Stock, or capital stock of it or of any of its Subsidiaries beneficially owned by it;
(ii) amend its Articles of Incorporation or Bylaws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or Preferred Stock, or any outstanding capital stock of any of the Subsidiaries of the Company;

         (c) neither the Company nor any of its Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, capital stock of any class of the Company or its Subsidiaries, other than shares reserved for issuance or the date hereof pursuant to the exercise of Options outstanding on the date hereof, (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice, or incur or modify any material indebtedness or other liability; or (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

         (d) neither the Company nor any of its Subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its executive officers or key employees; (ii)
(A) adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination. pay to, any officer, director or employee of the Company or any its Subsidiaries;

         (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of its material Agreements or waive, release or assign any material rights or cairns thereunder;

         (f) neither the Company nor any of its Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Mergerco, and the Company shall use its reasonable commercial best efforts to maintain all such policies;

         (g) neither the Company nor any of its Subsidiaries shall: (i) incur or assume any long-term debt or any short-term indebtedness other than normal borrowings under the Company's existing revolving credit facility; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary expense advances to employees in accordance with past practice); or (iv) enter into any material commitment or transaction (including, but not limited to, any material borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

         (h) neither the Company nor any of its Subsidiaries shall change any of the accounting methods used by it unless required by GAAP;

         (i) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries or those incurred in the ordinary course of business subsequent to the date of such financial statements;

         (j) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

         (k) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein, in the case of any representation or warranty not qualified by materiality, materially inaccurate or; in the case of any other representation or warranty, inaccurate in any respect at, or as of any time prior to, the Effective Time in each case without regard to any knowledge qualification; and

         (l) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 5.2 Access; Confidentiality. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Mergerco, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Mergerco (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws, (b) all interim management reports, financial statements or similar documents or information prepared by the Company, and (c) all other information concerning its business, properties and personnel as Mergerco may reasonably request. Unless otherwise required by law and until the Effective Time, Mergerco will hold and will cause any Representative, as defined in the Confidentiality Agreement, dated April 18, 1997 between the Company and Mergerco to hold any such information which is nonpublic in confidence pursuant to the terms of such Confidentiality Agreement.

     Section 5.3 Consents and Approvals. (a) Each of the Company and Mergerco will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information (except that Mergerco shall have no obligation to share any information filed by it under the HSR Act with the Company other than information relating to its businesses in industries within the same SIC codes as the Company) to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company and Mergerco will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Mergerco, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         (b) The Company and Mergerco shall take all reasonable actions necessary to file a soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

     Section 5.4 No Solicitation. Neither the Company nor any of its Subsidiaries or affiliates shall (and the Company shall use its best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Mergerco, any of its affiliates or representatives) concerning any merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company (an "Acquisition Proposal"). The Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal (x) if such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Board of Directors of the Company relating to any such transaction which the Board of Directors determines (based upon the advice of independent investment bankers for the Company) represents a superior transaction to the Merger for the shareholders of the Company, and (y) if the Board of Directors of the Company determines, only after receipt of advice from independent legal counsel to the Company and firm, that the failure to provide such information or access or to engage in such discussions or negotiations would cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law. The Company shall immediately (in any event within 24 hours) communicate to Mergerco the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction.

     Section 5.5 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its affiliates, that, except as set forth in Section 5.5 of the Company's Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and the Company agrees to indemnify and hold Mergerco harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by the Company or its affiliates. The expenses of the Company in connection with the transactions contemplated by this Agreement, including the fees and expenses of attorneys, accountants, investment bankers, financial advisors or similar agents or reasonable estimates thereof, are set forth in
Section 5.5 of the Company's Disclosure Schedule.

     Section 5.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement the proper officers and directors of Mergerco shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

     Section 5.7 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Mergerco and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Mergerco nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

     Section 5.8 Notification of Certain Matters. The Company shall give prompt notice to Mergerco and Mergerco shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, or Mergerco, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.9 Directors' and Officers' Insurance and Indemnification. (a) After the Effective Time the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless the present and former officers and directors' of the Company and its Subsidiaries (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Surviving Corporation, such consent not to be unreasonably withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under North Carolina law, such right to include advancement of expenses incurred in the defense of any action or suit; provided that any determination required to be made with respect to whether such Indemnified Party is entitled to indemnity hereunder (including without limitation whether, with respect to the indemnification of such Indemnified Party by the Surviving Corporation, an Indemnified Party's conduct complies with the standards set forth under the NCBCA), shall be made at the Surviving Corporation's expense by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided further, that nothing herein shall impair any rights or obligations of any present or former directors or officers of the Company.

         (b) The Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance covering claims arising from facts or events which occurred before the Effective Time ("D&O Insurance"), for a period of not less than six years after the Effective Date; provided, that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or canceled during such period, the Surviving Corporation will obtain substantially similar D&O Insurance; provided further, however, that in no event shall the Surviving Corporation be required to pay aggregate annual premiums for insurance under this Section in excess of 150% of the aggregate annual premiums paid by the Company in 1998 on an annualized basis for such purpose and, in the event that the annual premium for insurance required to be obtained hereunder shall exceed such amount, the Surviving Corporation shall maintain as much of such insurance as may be maintained for such amount.

         (c) To the extent permitted by applicable law, the articles of incorporation and the bylaws of the Surviving Corporation for so long as it continues to exist shall contain the provisions with respect to advancement of expenses, indemnification and exculpation from liability set forth in the Articles of Incorporation and Bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors or officers of the Company, unless such modification is required by law.

         (d) In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation honor the indemnification obligations set forth in this Section 5.9. The Surviving Corporation shall honor the indemnification provisions of Section 5.9 of the Agreement and Plan of Merger dated December 17, 1996, as amended, by and among the Company, ASI Acquisition Corp. and American Studios, Inc.

             (e) The obligations of the Surviving Corporation under this Section
5.9 shall not be terminated, modified or assigned in such a manner as to adversely affect any director or officer to whom this Section 5.9 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 5.9 applies shall be third-party beneficiaries of this Section 5.9).

     Section 5.10 Tax Return Filing and Tax Election. The Company shall, and the Company shall cause each Subsidiary to, prepare, in a manner consistent with past practices, and timely file all Tax Returns required to be filed by the Company and each Subsidiary the due date of which occurs on or before the Closing Date and pay all Taxes due with respect to any such Tax Returns. The Company shall, and the Company shall cause each Subsidiary to, deliver drafts of such Tax Returns to Mergerco for its review no later than 10 business days prior to the date, including extensions, on which such Tax Returns are required to be filed and neither the Company nor any Subsidiary shall unreasonably fail to make any changes to such Tax Returns as Mergerco may request sufficiently in advance of the due date of such Tax Return to permit the making of such change. Except upon the prior written consent of Mergerco, the Company shall not, and the Company shall not permit any Subsidiary to, make any Tax elections on or prior to the Closing Date.

     Section 5.11 Cooperation. After the date hereof and prior to the effective Time, the Company shall, and shall cause its management to, cooperate with Jupiter in connection with Jupiter's arranging the financing for the Merger, including (a) providing to Jupiter's financing sources all information reasonably requested by them to complete syndications of their loans, (b) assisting such financing sources upon their reasonable request in the preparation of information memoranda to be used in connection with such syndications and (c) otherwise assisting such financing sources in their syndication efforts, including by making reasonably available officers of the Company and its subsidiaries, as appropriate, at meetings of prospective lenders in various locations. In the event that the Merger is not consummated and Mergerco is not entitled to reimbursement pursuant to Section 8.1 for its Fees and Expenses, Mergerco shall bear the out-of-pocket costs the Company incurred as a result of the cooperation required under this Section 5.11.

     Section 5.12 Financing. Mergerco shall use commercially reasonable efforts to consummate the Financing or alternative financing on terms similar to the Financing and no more onerous than the terms of the Financing ("Alternative Financing").

     Section 5.13 NASDAQ Listing. Mergerco will not take any action, for at least three years after the Effective Time of the Merger, to cause the Common Stock to be de-listed from the NASDAQ; provided, however, that Mergerco may cause or permit the Common Stock to be de-listed in connection with any transaction (including the Merger) which results in the termination of registration of such securities under Section 12 of the Exchange Act, and provided, further, that nothing in this Section 5.13 shall require the Company to take any affirmative action to prevent the Common Stock from being de-listed by NASDAQ if the Common Stock ceases to meet the applicable listing standards.

     Section 5.14 Fees. The Company shall take reasonable actions to insure that all legal, investment banking, accounting, advisory, consulting, and other third party professional, printing and SEC fees and expenses incurred, paid or accrued by the Company and its Subsidiaries in connection with the negotiation, execution and delivery of this Agreement and the other documents contemplated hereby and the special Meeting shall be reasonable and customary for such a Merger and the contemplated transactions under this Agreement.

     Section 5.15 Consummation of the Merger. The Company shall use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE VI

                                   CONDITIONS

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger Transaction. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, or Mergerco, as the case may be, to the extent permitted by applicable law:

         (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares.

         (b) Statutes; Consents. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any government or any governmental agency or authority of competent jurisdiction which prohibits the consummation of the Merger and all governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

         (c) Injunctions. There shall be no order or injunction of a court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger; and

         (d) HSR Approval. The applicable waiting period under the HSR Act shall have expired or been terminated.

     Section 6.2 Conditions to Mergerco's Obligation to Effect the Merger. The obligation of Mergerco to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Mergerco to the extent permitted by applicable law:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (other than in Section 3.2 and considered without regard to any materiality or material adverse effect qualification) shall be true and correct in all respects in each case when made and on the Closing Date as though made on and as of the Closing Date except at either time to the extent that the failure of such representations and warranties to be true and correct would not have or be reasonably likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the consummation of the transactions contemplated hereby or the Company's ability to perform its obligations hereunder in a timely manner. The representations and warranties of the Company set forth in Section 3.2 shall be true and correct in all material respects on and as of the date made and as of the Closing Date. The Company shall have delivered to Mergerco a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Operating Officer of the Company, to the foregoing effects.

         (b) Covenants. The Company shall have performed or complied in all material respects with all obligations, agreements or covenants required by this Agreement to be performed or complied with by it. The Company shall have delivered to Mergerco a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Operating Officer of the Company. to the foregoing effect.

         (c) No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. The Company shall have delivered to Mergerco a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the foregoing effect.

         (d) Litigation. There shall have been no action taken, or statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Entity which directly or indirectly (i) prohibits; or imposes any material limitations on, the Company's ownership or operation (or that of its Subsidiaries or affiliates) of all or a material portion of their businesses or Assets, or compels the Company to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, in each case taken as a whole, (ii) prohibits or makes illegal the consummation of the Merger or the other transactions contemplated by this Agreement, or (iii) otherwise materially adversely affects the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided that Mergerco shall have used all reasonable efforts to cause any such judgment, order or injunction to be vacated or lifted.

         (e) Financing. All conditions to the availability of the Financing contemplated by the Commitment Letters shall have been met and such Financing shall be available or Alternative Financing shall be available.

         (f) Consent. All consents and waivers from third parties necessary in connection with the consummation of the Merger shall have been obtained, except to the extent that the failure to obtain such consents and waivers would not, individually or in the aggregate, have a materially adverse effect to the Company as a whole or a material adverse effect on the consummation of the transactions contemplated hereby.

         (g) Code Section 1445 Statement. The Company shall have furnished Mergerco with a statement meeting the requirements of Treasury Regulation
Section 1.1445-2(c)(3).

         (h) Option Consents. The Company shall have caused the cancellation of all Options as contemplated by Section 2.5 hereof other than Options which Mergerco and the holders thereof agree will remain outstanding and other than Options covering not mote than 10,000 Shares.

         (i) Dissenting Shares. The number of Dissenting Shares shall constitute no greater than 10% of the total number of Shares outstanding immediately prior to the Effective Time.

     Section 6.3 Conditions to the Company's Obligation to Effect the Merger. The obligation of the company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law:

         (a) Representations and Warranties. The representations and warranties of Mergerco set forth in this Agreement that are qualified as to materiality shall be true, and the representations and warranties of Mergerco set forth in this Agreement that are not so qualified shall be true in all material respects, in either case when made and immediately prior to the Closing Date as though made on or as of the Closing Date, and in each case without giving effect to any knowledge qualifiers contained therein. Mergerco shall have delivered to the Company a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Operating Officer of Mergerco, to the foregoing effect.

         (b) Covenants. Mergerco shall have performed or complied with all obligations, agreements or covenant required by this Agreement to be performed or complied with by it. Mergerco shall have delivered to the Company a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of Mergerco, to the foregoing effect.

         (c) Litigation. There shall have been no action taken, or statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Entity which directly or indirectly prohibits or makes illegal the consummation of the Merger or the other transactions contemplated by this Agreement; provided that the Company shall have used all reasonable efforts to cause any such judgment, order or injunction to be vacated or lifted.

                                   ARTICLE VII

                                   TERMINATION

     Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

     (a) By the mutual consent of the Board of Directors of Mergerco and the Board of Directors of the Company.

     (b) By either of the Board of Directors of the Company or the Board of Directors of Mergerco:

          (i) if the Merger shall not have been consummated before October 31, 1998 (the "Termination Date"); provided, that a party that has willfully and materially breached a representation, warranty or covenant set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(b)(i);

          (ii) if, upon a vote at a duly held meeting of the shareholders of the Company or any adjournment thereof, the shareholders of the Company shall not approve the Merger or this Agreement; or

          (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

     (c) By the Board of Directors of the Company:

          (i) if, prior to the Effective Time, the Board of Directors of the Company shall have (A) withdrawn, or modified or changed in a manner adverse to Mergerco its approval or recommendation of this Agreement or the Merger in order to permit the Company to execute an agreement in principle or a definitive agreement providing for the acquisition of the Company by merger, consolidation or otherwise, on terms (including the per share consideration) determined by the Board of Directors of the Company (based upon the advice of independent investment bankers for the Company), to be superior for the shareholders of the Company as compared to the terms of the acquisition of the Company contemplated by this Agreement, and (B) determined, only after receipt of advice from independent legal counsel to the Company, that the failure to take such action as set forth in the preceding clause (A) could cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law; or

          (ii) if, prior to the Effective Time, Mergerco breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect, or if any representation or warranty of Mergerco set forth in this Agreement shall have become untrue such that any of the conditions set forth in Section 6.1 or Section 6.3 is reasonably likely to be incapable of being satisfied by the Termination Date (as such date may otherwise be extended by agreement of the parties); provided, however, that the Board of Directors of the Company may terminate this Agreement under this Section 7.1(c)(ii) only if such breach, failure of compliance or untruth, if it is capable of being cured, continues uncured for a period of ten (10) days after receipt by Mergerco of notice thereof from the Company.

     (d) By the Board of Directors of Mergerco:

          (i) if prior to the Effective Time, the Board of Directors of the Company shall have withdrawn, failed to reaffirm or modified or changed in a manner adverse to Mergerco its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal or offer, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a tender offer or exchange offer for any shares of capital stock of the Company, or a merger, consolidation or other business combination with a person or entity other than Mergerco or its affiliates (or the Board of Directors of the Company resolves to do any of the foregoing); or

          (ii) if, prior to the Effective Time, the Company breaches or fails to perform or comply with any of its covenants and agreements contained herein or breaches any of its representations or warranties contained herein, or if any representation or warranty of the Company shall have become untrue such that any of the conditions set forth in Section 6.1 and Section 6.2 is reasonably likely to be incapable of being satisfied by the Termination Date (as such date may otherwise be extended by the agreement of the parties); provided, however, that the Board of Directors of Mergerco, may terminate this Agreement under this Section 7.1(d)(ii) only if the breach, failure of compliance or untruth referred to herein would have or would be reasonably likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the consummation of the transactions contemplated hereby or the Company's ability to perform its obligations hereunder in a timely manner and, if such breach, failure of compliance or untruth is capable of being cured, the same continues uncured for a period of ten (10) days after receipt by the Company of notice thereof from Mergerco.

     Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement, except for the last sentence of Section
5.2 hereof shall forthwith become null and void, and there shall be no liability on the part of Mergerco or the Company except (A) for fraud and (B) as set forth in this Section 7.2 and Section 8.1.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1 Fees and Expenses. (a) Except as otherwise contemplated by this Agreement, including Section 8.1(b) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (b) If (v) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) hereof, (w) the Board of Directors of Mergerco shall terminate this Agreement pursuant to Section 7.1(d)(i) hereof,
(x) the Board of Directors of Mergerco shall terminate this Agreement pursuant to Section 7.1(b)(i) hereof and the Company has breached the covenant set forth in Section 5.15, or (y) this Agreement shall be terminated pursuant to Section 7.1(b)(i) or Section 7.l(b)(ii) hereof and, in the case of this subclause (y) only, at the time of such termination an Acquisition Proposal or an intention to make an Acquisition Proposal (whether or not such Acquisition Proposal has been made subject to certain contingencies) shall have been made to the Company (whether or not it is pending at the time of such termination) or shall have been publicly announced by any person and, if, in the case of this subclause (y) only, within one year of such termination, the Company or any of its Subsidiaries enters into an agreement relating to an Acquisition Proposal, the Company shall pay to or at the direction of Mergerco (not later than two business days after termination of this Agreement or the execution of the agreement referred to in subclause (y) in the case of subclause (y) above) an amount equal to $6,000,000 and shall promptly assume and pay, or reimburse Mergerco for, all reasonable out-of-pocket fees and expenses (collectively "Fees and Expenses") incurred, or to be incurred, by Mergerco and its affiliates (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, financial printers and financing sources) in connection with the Merger and the consummation of the transactions contemplated by this Agreement. In the event of any breach or failure set forth in subclause
(x) above, such $6,000,000 amount shall be paid by the Company to Mergerco as liquidated damages and not as a penalty. In any such event recovery of such liquidated damages shall be the sole right of Mergerco and payment of such amount shall be the sole liability of the Company. Such amount is being fixed as liquidated damages in any such event by reason of the fact that the actual damages to be suffered by Mergerco are by their nature uncertain and unascertainable with exactness. In any such event, Mergerco shall not seek any money or other judgment against the Company, or any officer, director or shareholder of the Company or against the assets of the Company, and the sole recourse of Mergerco shall be to recover liquidated damages in the foregoing amount.

     (c) If this Agreement is terminated pursuant to Section 7.1(d)(ii) or terminated by the Company at a time after Mergerco has given notice to the Company that Mergerco is (or with notice or lapse of time or both, would be) entitled to terminate this Agreement under Section 7.1(d)(ii), the Company shall promptly assume and pay, or reimburse Mergerco for, all Fees and Expenses.

     (d) If this Agreement is terminated pursuant to Section 7.1(b)(i) or
Section 7.1(b)(ii) and, at the time of such termination, any person or group of persons (the "Acquiror") has acquired beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% (other than for investment purposes only) (or, in the case of Centennial Partners L.P., 35 %) in the aggregate of the outstanding Common Stock of the Company and if, within one year of such termination, the Company or any of its Subsidiaries enters into an agreement relating to an Acquisition Proposal, then the Company shall pay to or at the direction of Mergerco (not later than two business days after the execution of such agreement), an amount equal to $6,000,000.

     Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective boards of directors at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger consideration.

     Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pur to this Agreement shall survive the Effective Time unless otherwise specified therein.

     Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (a)   if to Mergerco or Jupiter, to:

                           Jupiter Partners II L.P.
                           30 Rockefeller Plaza, Suite 4525
                           New York, New York 10112
                           Attention: Mr. John A. Sprague
                           Telephone No.; (212) 332-2800
                           Fax No.: (212) 332-2828

                                       and

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Attention: Richard S. Borisoff, Esq.
                           Telephone No.: (212) 373-3000
                           Fax No.: (212) 757-3990

                     (b)   if to the Company, to:

                           PCA International, Inc.
                           815 Matthews-Mint Hill Road
                           Matthews, NC 28105
                           Attention:  John Grosso
                           Telephone No.:  (704) 847-8011
                           Fax No.:  (704) 847-1548

                           with a copy to:

                           Schulte Roth & Zabel LLP
                           900 Third Avenue
                           New York, New York 10022
                           Attention:  Marc Weingarten, Esq.
                           Telephone No.:  (212) 756-2000
                           Fax No.: (212) 593-5955

     Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

     Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.7 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.9 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 8.9 Governing Law. Except to the extent that the laws of the State of North Carolina are mandatorily applicable, this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

     Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Mergerco may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any of its affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, Mergerco and the Company have caused this Agreement to be signed by their respective officers thereunto duty authorized as of the date first written above.

                           JUPITER ACQUISITION CORP.


                           By:   /s/ John A. Sprague
                                 -----------------------------------------------
                                 Name: John A. Sprague
                                 Title: President

                           PCA INTERNATIONAL, INC.


                           By:   /s/ Joseph H. Reich
                                 -----------------------------------------------
                                 Name:   Joseph H. Reich
                                 Title:    Chairman of the Board

                                 North Carolina

                      Department of the Secretary of State

--------------------------------------------------------------------------------

     To all whom these presents shall come, Greetings:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of



                              ARTICLES OF AMENDMENT
                                       OF
                             PCA INTERNATIONAL, INC.



the original of which is now on file and a matter of record in this office.





                           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 19th day of April, 2002.


                           /s/ Elaine F. Marshall
                           -----------------------------------------------------
                           Secretary of State

                              ARTICLES OF AMENDMENT
                                       OF
                             PCA INTERNATIONAL, INC.

     The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its articles of incorporation to fix the preferences, limitations, and relative rights of a series of its shares:

1. The name of the corporation is PCA International, Inc.

2. The following amendment to the articles of incorporation of the corporation was duly adopted by the board of directors of the corporation on the 30th day of April, 1999, without shareholder approval, which was not required because the Articles of Incorporation authorized the Board of Directors to adopt this amendment:

     Two Articles of Incorporation are hereby amended by adding to the end of
Article IV, Section B thereof, the following paragraphs:

     1. Designation and Number of Shares. There shall be hereby established a series of Preferred Stock, par value $10 per share, designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 15,000.

     2. Rank. The Series A Preferred Stock shall, with respect to distributions of assets and rights upon the occurrence of an Extraordinary Event (as hereinafter defined) rank senior to (a) all classes of common stock of the Corporation (including, without limitation, the common stock, par value $.20 per share, of the Corporation) (the "Common Stock") and (b) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock (the "Junior Stock").

     3. Dividends. Beginning on the date of issuance of the Series A Preferred Stock, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Common Stock, then the holders of each share of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series A Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series A Preferred Stock at the same time such dividend or distribution is paid to holders of Comon Stock.

     4. Liquidation Preference.

     (a) For the purposes of this Section 4, an Extraordinary Event shall mean
(i) the voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation"), (ii) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Corporation (a "Sale of Assets"), and (iii)(x) the merger or consolidation of the Corporation with one or more other Persons or (y) the merger or consolidation of one or more Persons into or with the Corporation, if, in the case of (x) or (y), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person (a "Merger").

     (b) In the event of any Extraordinary Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, an amount (the "Liquidation Amount") that shall be the sum of (i) the greater of (x) $1,000.00 per share or (y) the fair market value of the Common Stock for which such share is convertible on the date fixed for the Extraordinary Event (the "Liquidation Preference") and (ii) all declared and unpaid dividends thereon to the date fixed for the Extraordinary Event. If the assets of the Corporation are not sufficient to pay in full the foregoing Liquidation Amount to the holders of outstanding shares of the Series A Preferred Stock, then the holders of all shares of Series A Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

     (c) The Liquidation Amount payable to the holders of shares of Series A Preferred Stock in accordance with Section 4(b) shall be payable in cash, provided, however, that in the event of a Merger, such Liquidation Amount shall be payable, at the option of the Corporation, in securities of the surviving Person.

     (d) Written notice of an Extraordinary Event shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the date of such Extraordinary Event, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

     5. Redemption.

     (a) On April 30, 2011, the Corporation shall redeem, to the extent it has legally available funds therefor, all of the shares of the Series A Preferred Stock at a redemption price that shall be the sum of (i) the greater of (x) $1,000.00 per share or (y) the fair market value of the Common Stock into which such share is convertible on the date fixed for redemption and (ii) all declared and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price"). In the event that the Corporation does not have sufficient legally available funds on such date to redeem all outstanding shares of the Series A Preferred Stock, then the Corporation shall redeem on such date the number of shares of the Series A Preferred Stock which it has legally available funds to redeem, and the shares of the Series A Preferred Stock not so redeemed in whole or from time to time in part on the first date on which the Corporation shall have legally available funds for a redemption of such shares, subject to
Section 5(d) hereof.

     (b) To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A Preferred Stock, at any time in whole or from time to time in part, at the Redemption Price without premium or interest.

     (c) In the event that less than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot as may be determined by the Board of Directors, in its sole discretion, to be equitable.

     (d) In the event that the Corporation shall redeem shares of the Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date of such redemption, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the books of the Corporation. Each such notice shall state (i) the date of redemption; (ii) the aggregate number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares may be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the date of such redemption.

     (e) Any shares of the Series A Preferred Stock that shall at any time have been redeemed or repurchased by the Corporation, or surrendered to the Corporation for exchange, in accordance herewith or otherwise, or otherwise acquired by the Corporation shall, upon such redemption, repurchase, surrender or other acquisition, be canceled, and thereafter such shares shall have the status of authorized but unissued shares of Preferred Stock, without designation as to rights, preferences, limitations or series until such shares are once more designated as part of a particular series with particular rights, preferences or limitations by the Board of Directors or a duly authorized committee thereof; provided, that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock.

     (f) On or after any date of redemption, unless the Corporation defaults in the payment of the Redemption Price, dividends will cease to accrue on the outstanding shares of Series A Preferred Stock called for redemption and all rights of the holders of such shares (except the right to receive the applicable Redemption Price upon surrender of their certificates) will terminate.

     6. Voting Rights; Election of Director.

     (a) The holders of Series A Preferred Stock, except as otherwise required under North Carolina law or as set forth in Section (b) and (c) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

     (b) So long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitled the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

     (c) The holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The Series A Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class with respect to the election of all of the other directors of the Corporation. At any meeting (or in a written consent in lieu thereon) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of the director to be elected solely by the holders of the Series A Preferred Stock. A vacancy in the directorship elected the by holders of the Series A Preferred Stock pursuant to this Section 6(c) shall be filled only by vote or written consent of the holders of a majority of the Series A Preferred Stock.

     7. Conversions.

     (a) Any holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 7(g), to a fraction, the numerator of which shall be the product of (i) the number of shares of Series A Preferred Stock being so converted and (ii) the Liquidation Preference and the denominator of which shall be the Conversion Price (as defined below) then in effect, except that with respect to any share which shall be called for redemption, such right shall terminate at the close of business on the Business Day immediately prior to the date of redemption for such share, unless in any such case the Corporation shall default in performance or payment due upon redemption thereof. The "Conversion Price" shall be $8.00 per share, subject to adjustment as set forth in Section 7(d). Such conversion right shall be exercised by the surrender of the shares of Series A Preferred Stock to be converted (the "Shares") to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such Shares and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(k). All Shares surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no Shares shall be issued in lieu thereof.

     (b) As promptly as practicable after the surrender, as herein provided, of any Shares for conversion pursuant to Section 7(a), the Corporation shall deliver to or upon the written order of the holder of the Shares so surrendered a certificate or certificates representing a number of fully paid and non-assessable shares of Common Stock into which such Shares may be or have been converted in accordance with the provisions of this Section 7. Subject to the following provisions of this Section 7, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Shares shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Comon Stock deliverable upon conversion of such Shares shall be treated for all purposes as having become the record holder or holders of such Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next preceding day on which such transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next preceding day. In case of the redemption of any shares of Series A Preferred Stock pursuant to Section 5(a), the right of conversion shall cease and terminate, as to the shares to be redeemed, at the close of business on the Business Day immediately prior to the date fixed for redemption, unless the Corporation shall default (I) in the payment of the applicable redemption price for the shares to be redeemed or the amounts, if any, payable pursuant to Section 7(c) or (II) in the performance of its obligation to issue Common Stock in exchange therefor, as the case may be.

     If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

     (c) To the extent permitted by law, when shares of Series A Preferred Stock are converted, all dividends accrued and unpaid (whether or not declared or currently payable) on the Series A Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

     (d) The Conversion Price shall be subject to adjustment as follows:

     (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock in the manner provided in
Section 3) on the outstanding shares of any of the Common Stock in Capital Stock (which, for purpose of this Section 7(d) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire Capital Stock) of the Corporation or any Subsidiary or Affiliate thereof, (B) subdivide the outstanding shares of any of the Common Stock into a larger number of shares, (C) combine the outstanding shares of any of the Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of any of the Common Stock or (E) pay a dividend or make distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock in the manner provided in Section 3) on the outstanding shares of any of the Common Stock in shares of its Capital Stock pursuant to a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Comon Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior the occurrence of such event. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of any of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

     (ii) In case the Corporation shall at any time or from time to time issue or sell shares of any of its Common Stock (or securities convertible into or exchangeable for shares of its Common Stock, or any options, warrants or other rights to acquire shares of its Common Stock) (A) if there is no Active Public Market at such time for the Common Stock, at a price per share that is less than the higher of the then Conversion Price and the Current Market Price per share of such Common Stock then in effect as of the record date or Issue Date referred to in the following sentence, as the case may be (the "Relevant Date"), or (B) if there is an Active Public Market at such time for the Common Stock, at a price per share that is less than the Current Market Price per share of such Common Stock then in effect at the Relevant Date (treating the price per share of Common Stock, in the case of the issuance of any security convertible or exchangeable or exercisable into Common Stock, as equal to (m) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (n) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than (I) issuances or sales for which an adjustment is made pursuant to another Section of this Section 7(d) and (II) issuances which are made to holders of shares of Series A Preferred Stock pursuant to
Section 3, then, and in each case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effet on the day immediately prior to such Relevant Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Current Market Price per share of Common Stock on the Relevant Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effectively retroactively to a date immediately following the close of business (i) in the case of an issuance to the stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date of such issuance (the "Issue Date"); provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(ii) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided, further, that if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of
(x) eliminating form the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

     (iii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) dividends or distributions paid or made to holders of shares of Series A Preferred Stock in the manner provided in Section 3 and (B) dividends payable in shares of Common Stock for which adjustment is made under Section 7(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those in respect of which adjustments in the Conversion Price is made pursuant to Section 7(d)(i) or 7(d)(ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to the holders of the Series A Preferred Stock) of the portion of the cash, evidence of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series A Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series A Preferred Stock into Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 7(d)(iii) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

     (iv) In case the Corporation at any time or from time to time shall take any action affecting its Common Stock other than an action described in any of
Section 4 or Section 7(d)(i) through 7(d)(iii), inclusive, then, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series A Preferred Stock).

     (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock pursuant hereto.

     (e) If the Corporation shall take a record of the holders of any of the Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

     (f) Upon any increase or decrease in the Conversion Price, then, and in such case, the Corporation promptly shall deliver to each registered holder of Series A Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

     (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series A Preferred Stock pursuant to this Section 7. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of the shares of Series A Preferred Stock so surrendered. If the conversion of any share or shares of Series A Preferred Stock pursuant to this Section 7 results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

     (h) In case any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (collectively, a "Reclassification"), the Corporation shall execute and deliver to each holder of Series A Preferred Stock at least 10 Business Days prior to effecting a Reclassification a certificate that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock or other securities receivable upon such Reclassification by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such Reclassification. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Section 7(h) and any equivalent thereof in any such certificate similarly shall apply to successive Reclassifications.

     (i) In case at any time or from time to time:

         (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock;

         (B) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

         (C) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

         (D) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten Business Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided that in the case of any event to which Section 4 applies, the Corporation shall give at least 10 Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

     (j) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

     (k) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock pursuant to this Section 7 shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

     8. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

     9. Restricted Actions. Notwithstanding any provision to the contrary contained in this Certificate, the Corporation shall not be required to make any payments to its stockholders, including without limitation any Liquidation Preference, redeem any capital stock, including without limitation any shares of the Series A Preferred Stock, or take any other action in connection with its stockholders, as set forth in this Certificate or otherwise, to the extent that at such time the terms of any financing or working capital agreement of the Corporation or by which the Corporation is bound, would prohibit such payment, redemption or other action, or if such payment, redemption or other action would constitute a breach thereof or a default thereunder or if such payment, redemption or other action would, upon the giving of notice or passage of time or both, constitute such breach or default.

     10. Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Active Public Market" shall be deemed to exist if, at the time of determination, (i) the Common Stock is listed on one or more national securities exchanges in the United States or (ii) the Common Stock is quoted on NASDAQ and has an average daily volume of at least .4% of the outstanding shares for the preceding six months prior to such date.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of North Carolina are authorized or required by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" shall have the meaning ascribed to it in Section 2 hereof.

     "Corporation" shall have the meaning ascribed to it in the first Section of this Resolution.

     "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 30 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over- counter market, the Market Price on such date.

     "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

     "Extraordinary Event" shall have the meaning ascribed to it in Section 4(a) hereof.

     "Junior Stock" shall have the meaning ascribed to it in Section 2 hereof.

     "Liquidation" shall have the meaning ascribed to it in Section 4(a) hereof.

     "Liquidation Amount" shall have the meaning ascribed to it in Section 4(b) hereof.

     "Liquidation Preference" shall have the meaning ascribed to it in Section 4(b) hereof.

     "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Series A Preferred Stock or, if no such appraiser is so chosen more than 20 business days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series A Preferred Stock, then by an appraiser chosen by the Corporation.

     "Merger" shall have the meaning ascribed to it in Section 4(a) hereof.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ" shall mean the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Series A Preferred Stock" shall have the meaning ascribed to it in Section 1 hereof.

     This the 30th day of April, 1999.

                                 PCA INTERNATIONAL, INC.


                                 By:  /s/ John Grosso
                                      ---------------------------------------
                                      Name:  John Grosso
                                      Title:  President

                                 North Carolina

                      Department of the Secretary of State

--------------------------------------------------------------------------------

     To all whom these presents shall come, Greetings:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of




                               ARTICLES OF MERGER

                                       OF

                             PCA INTERNATIONAL, INC.

The original of which is now on file and a matter of record in this office.



                                    IN WITNESS WHEREOF, I have hereunto
                                    set my hand and affixed my official seal at the City of Raleigh, this 19th day of April, 2002.


                                    /s/ Elaine F. Marshall
                                    --------------------------------------------
                                    Secretary of State

SEAL

                               ARTICLES OF MERGER
                                       OF
                          PHOTO CORPORATION OF AMERICA
                                  WITH AND INTO
                             PCA INTERNATIONAL, INC.

     Pursuant to Section 55-11-04 of Article 11 of the North Carolina Business Corporation Act, the undersigned corporation, being the surviving corporation in a merger, hereby submits the following Articles of Merger and certifies.

     FIRST: That the name and jurisdiction or organization of each of the constituent entities of the merger is as follows:

             Name                               Jurisdiction of Organization
             ----                               ----------------------------
   PCA International, Inc.                             North Carolina
 Photo Corporation of America                          North Carolina

     SECOND: That a written agreement and plan of merger among the parties to the merger (the "Plan") has been approved, adopted, certified, executed and acknowledged by the directors of PCA International, Inc. in accordance with the requirements of Section 55-11-04 and Article 11 of the North Carolina Business Corporation Act.

     THIRD: That the name of the surviving corporation of the merger is PCA International, Inc. ( the "Surviving Business Entity"). The address of the principal place of business of the Surviving Business entity is 815 Matthews Mint Hill Road, City of Matthews, County of Mecklenburg, North Carolina 28105.

     FOURTH: That shareholder approval of the Plan was not required because the Surviving Business Entity was the owner of at least ninety percent (90%) of the outstanding shares of each class of the merging corporation and the Plan does not provide for any changes in the articles of incorporation of the Surviving Business Entity that require shareholder action.

     FIFTH: That the effective date of the merger shall be the date of filing of these Articles in the office of the Secretary of State of North Carolina.

     SIXTH: that the executed written agreement and plan of merger is on file at the principal place of business of the Surviving Business Entity.

     SEVENTH: That a copy of the written agreement and plan of merger, attached hereto, will be furnished by the Surviving Business Entity, on request and without cost to any member or stockholder or any other person holding any interest in any constituent entity.

                           WRITTEN AGREEMENT AND PLAN
                                       OF
                                     MERGER
                                       OF
                          PHOTO CORPORATION OF AMERICA
                                  WITH AND INTO
                             PCA INTERNATIONAL, INC.

     This Written Agreement and Plan of Merger (the "Agreement") sis made and entered into this 31st day of May 2000 by and between Photo Corporation of America, a North Carolina corporation (the "Disappearing Subsidiary") and PCA International, Inc., a North Carolina corporation (the "Parent Corp") (the Disappearing Subsidiary and the Parent Corp being hereinafter collectively referred to as the "Constituent Business Entities").

                               W I T N E S S E T H

     WHEREAS, immediately prior to the date hereof all of the issued and outstanding shares of all classes of capital stock of the Disappearing Subsidiary were held directly by PCA International, Inc.; and

     WHEREAS, in accordance with Section 55-11-04 of the North Carolina Business Corporation Act (the "NCBCA") all of the directors of the Parent Corp have authorized the merger of the Disappearing Subsidiary with and into the Parent Corp.

     NOW THEREFORE, for and in consideration of the premises and of the mutual agreements, promises and covenants contained herein, it is agreed by and between the parties hereto, subject to the conditions hereinafter set forth and in accordance with the NCBCA that the Disappearing Subsidiary shall be merged with and into the Parent Corp as the surviving Constituent Business Entity (the Parent Corp, subsequent to such merger, sometimes being hereinafter referred to as the "Surviving Business Entity"), with the legal existence of the Surviving Business Entity to be continued under the name "PCA International, Inc." and that the terms and conditions of the merger hereby agreed upon, and the mode of carrying the same into effect shall be as follows:

                                    SECTION I
                                     MERGER

     1.1 Constituent Parties and States of Domicile. The parties to the merger include Photo Corporation of America, a North Carolina corporation and PCA International, Inc., a North Carolina corporation.

     1.2 Surviving Business Entity. Effective upon the date of filing of the Articles of Merger in the Office of the Secretary of State of North Carolina in accordance with the NCBCA (the "Effective Date"), the Disappearing Subsidiary shall be merged with and into the Parent Corp, and PCA International, Inc. shall continue in existence as the Surviving Business Entity, and the merger shall in all respects have the effects provided for in the NCBCA. The address of the principal place of business of the Surviving Business Entity is 815 Matthews Mint Hill Road, City of Matthews, County of Mecklenburg, North Carolina 28105.

     1.3 Effects of Merger. Without limiting the foregoing, on and after the Effective Date, the separate existence of the Disappearing Subsidiary shall terminate and cease. In accordance with the terms of this Agreement and pursuant to the provisions of the NCBCA, all rights, title and interest in and to all tangible and intangible property (real, personal, and mixed), leases, and all and any other interests or property owned or held by or in the name of the Disappearing Subsidiary shall be vested in the Parent Corp without reversion or impairment; the Parent Corp shall assume all debts, liabilities, restrictions, disabilities, duties, and other obligations of the Disappearing Subsidiary such that the same may be enforced against the Parent Corp to the same extent as if the same had been incurred or contracted by the Parent Corp; all rights of creditors and all liens upon any property of the Disappearing Subsidiary shall be preserved unimpaired; any action or proceeding, whether civil, criminal or administrative, pending by or against the Disappearing Subsidiary shall be prosecuted and may be continued as if the merger did not occur or the Parent Corp may be substituted as a party in such action or proceeding in place of the Disappearing Subsidiary; and all the rights, privileges, immunities, powers, franchises and purposes of the Disappearing Subsidiary shall vest in the Parent Corp.

     1.4 Other Actions. Prior to, and from and after, the Effective Date, the Constituent Business Entities shaft take all such action as shall be necessary or appropriate in order to effectuate the merger. If at any time the Parent Corp shall consider or be advised that any further assignments or assurances in law or any other actions are necessary, appropriate or desirable to vest in the Parent Corp, according to the terms hereof, the title to any property or rights of the Disappearing Subsidiary, the last acting members of the Disappearing Subsidiary, or the corresponding authorized persons of the Parent Corp, shall and will execute and make all such proper assignments and assurances and take all action necessary and proper to vest title in such property or rights in the Parent Corp and otherwise to carry out the purposes of this Agreement.

                                    SECTION 2
                         TERMS AND CONDITIONS OF MERGER

     2.1 Cancellation of Shares in Disappearing Subsidiary. Upon the Effective Date, each outstanding share of the Disappearing Subsidiary shall be canceled and no consideration shall be paid in respect thereto.

     2.2 Continuation of Shares in Parent Corp. Upon the Effective Date, all shares in the Parent Corp issued and outstanding immediately prior to the Effective Date shall continue to exist and shall not be converted exchanged, or altered in any manner as a result of the Merger and shall remain as outstanding shares of the Parent Corp.

                                    SECTION 3
                            ARTICLES OF INCORPORATION
                                       OF
                             PCA INTERNATIONAL, INC.

     From and after the Effective Date, the Articles of Incorporation of the Parent Corp, as in effect at such date, shall constitute the Articles of Incorporation of the Surviving Business Entity and shall continue in effect until the same shall be altered, amended or repealed as therein provided or as provided by law.

                                    SECTION 4
                                  APPROVAL AND
                             EFFECTIVENESS OF MERGER

     4.1 Filing of Documents Upon Approval. Upon approval and adoption of the merger and this Agreement pursuant to the provisions of the NCBCA, if this Agreement is not terminated and abandoned pursuant to the provisions of Section 5 hereof, Articles of Merger incorporating the terms of this Agreement and any other documents required to effect the merger herein provided for shall be filed in accordance with the provisions of the NCBCA as soon as practicable after such approval. The officers of the Constituent Business Entities are authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the mergers herein provided for.

     4.2 Effective Date. The merger shall become effective as of the Effective Date.

                                    SECTION 5
                                   TERMINATION

     At any time prior to the filing of the Articles of Merger with the Office of the Secretary of State of North Carolina the officers of either of the Constituent Business Entities may terminate and abandon this Agreement, notwithstanding favorable action on the merger by the directors and shareholders of either or both of the Disappearing Subsidiary and the Parent Corp.

                                    SECTION 6
                                  MISCELLANEOUS

     This Agreement may be executed (whether via facsimile or in original) in counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the Constituent Business Entities each have caused this Agreement to be executed, as of the date hereinabove first written.

SURVIVING BUSINESS ENTITY:
--------------------------

                  PCA INTERNATIONAL, INC.,
                  a North Carolina Corporation

                                     By:  /s/ Barry J. Feld
                                          --------------------------------------
                                     Name:  Barry J. Feld
                                     Title: President
                                     Date:  May 3l, 2000


ATTEST:

By:  /s/ James Robert Wren, Jr.
     ------------------------------
Name:  James Robert Wren, Jr.
Title: Secretary
Date:  May 31, 2000




MERGING BUSINESS ENTITY:
------------------------

                  PHOTO CORPORATION OF AMERICA,
                  a North Carolina Corporation

                                     By: /s/ Barry J. Feld
                                         ---------------------------------------
                                     Name: Barry J. Feld
                                     Title:   President
                                     Date:   May 3l, 2000


ATTEST:

By:  /s/ James Robert Wren, Jr.
     ------------------------------
Name:  James Robert Wren, Jr.
Title: Secretary
Date:  May 31, 2000